Exhibit A

EXHIBIT A TO FORM C – OFFERING STATEMENT

September 7, 2023

THE AUDITION, INC.

Target Offering Amount of $25,000

Maximum Offering Amount of

$2,500,000

The Audition, Inc. (“Audition”, the “Company,” “we,” “us”, or “our”), is offering a minimum amount of $25,000 (the “Target Offering Amount”) and up to a maximum amount of $2,500,000 (the “Maximum Offering Amount”) of the Company’s Series B Common Stock (the “Securities”) on a best-efforts basis as described in this Form C (this “Offering”). We must raise an amount equal to or greater than the Target Offering Amount by April 12, 2024 (the “Offering Deadline”). Unless we raise at least the Target Offering Amount by the Offering Deadline, no Securities will be sold in this Offering, all investment commitments will be cancelled, and all committed funds will be returned without interest or deduction.

Potential purchasers of the Securities are referred to herein as “Investors” or “you.” In order to purchase the Securities, you must complete the purchase process through our intermediary, DealMaker Securities LLC (the “Intermediary”). All committed funds will be held in escrow with Enterprise Bank & Trust (the “Escrow Agent”) until released to the Company following one or more closings. Investors may cancel an investment commitment until up to 48 hours prior to the Offering Deadline, or such earlier time(s) as the Company designates pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary.

Investment commitments may be accepted or rejected by us, in whole or in part, in our sole and absolute discretion. We have the right to cancel or rescind our offer to sell the Securities at any time and for any reason. The Intermediary has the ability to reject any investment commitment and may cancel or rescind our offer to sell the Securities at any time for any reason.

	Price to Investors	Service Fees and Commissions (1)(2)	Net Proceeds
Minimum Individual Purchase Amount (3)	$500.00	$42.50	$457.50
Target Offering Amount	$25,000.00	$2,125.00	$22,875.00
Maximum Offering Amount	$2,500,000.00	$212,500.00	$2,287,500.00

(1)	This excludes other fees and Offering expenses, such as attorneys’ fees, marketing expenses, and audit fees.

(2)	In addition to the eight and one half percent (8.5%) fee shown here, the Intermediary will also receive a monthly maintenance fee of $2,000 and its affiliate DealMaker Reach will receive a monthly fee of $10,000 not shown above.

(3)	The Company reserves the right to amend the Minimum Individual Purchase Amount, in its sole discretion.

A crowdfunding investment involves risk. You should not invest any funds in this Offering unless you can afford to lose your entire investment.

In making an investment decision, Investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any Securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.

These Securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these Securities are exempt from registration.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS. THERE ARE ALSO SIGNIFICANT UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN OUR COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY TRADED. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN OUR COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C TITLED “RISK FACTORS” BEGINNING ON PAGE 3.

THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY INVESTOR DURING THE ONE-YEAR PERIOD BEGINNING WHEN THE SECURITIES WERE ISSUED EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. YOU SHOULD BE AWARE THAT YOU COULD BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

YOU ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING, OR TAX ADVICE, OR AS INFORMATION NECESSARILY APPLICABLE TO YOUR PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT THEIR OWN FINANCIAL ADVISER, COUNSEL, AND ACCOUNTANT AS TO LEGAL, TAX, AND RELATED MATTERS CONCERNING THEIR INVESTMENT.

THIS OFFERING IS EXEMPT FROM REGISTRATION ONLY UNDER THE LAWS OF THE UNITED STATES AND ITS TERRITORIES. NO OFFER IS BEING MADE IN ANY JURISDICTION NOT LISTED ABOVE. PROSPECTIVE INVESTORS ARE SOLELY RESPONSIBLE FOR DETERMINING THE PERMISSIBILITY OF THEIR PARTICIPATING IN THIS OFFERING, INCLUDING OBSERVING ANY OTHER REQUIRED LEGAL FORMALITIES AND SEEKING CONSENT FROM THEIR LOCAL REGULATOR, IF NECESSARY. THE INTERMEDIARY FACILITATING THIS OFFERING IS LICENSED AND REGISTERED SOLELY IN THE UNITED STATES AND HAS NOT SECURED, AND HAS NOT SOUGHT TO SECURE, A LICENSE OR WAIVER OF THE NEED FOR SUCH LICENSE IN ANY OTHER JURISDICTION. THE COMPANY AND THE INTERMEDIARY, EACH RESERVE THE RIGHT TO REJECT ANY INVESTMENT COMMITMENT MADE BY ANY PROSPECTIVE INVESTOR, WHETHER FOREIGN OR DOMESTIC.

SPECIAL NOTICE TO FOREIGN INVESTORS

IF YOU LIVE OUTSIDE THE UNITED STATES, IT IS YOUR RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. WE RESERVE THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

NOTICE REGARDING THE ESCROW AGENT

ENTERPRISE BANK & TRUST, THE ESCROW AGENT SERVICING THE OFFERING, HAS NOT INVESTIGATED THE DESIRABILITY OR ADVISABILITY OF AN INVESTMENT IN THIS OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT MAKES NO REPRESENTATIONS, WARRANTIES, ENDORSEMENTS, OR JUDGEMENT ON THE MERITS OF THE OFFERING OR THE SECURITIES OFFERED HEREIN. THE ESCROW AGENT’S CONNECTION TO THE OFFERING IS SOLELY FOR THE LIMITED PURPOSES OF ACTING AS A SERVICE PROVIDER.

The Company certifies that all the following statements are TRUE for the Company in connection with this Offering:

(1)	Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia;

(2)	Is not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. §§ 78m or 78o(d));

(3)	Is not an investment company, as defined in Section 3 of the Investment Company Act of 1940 (the “Investment Company Act”)(15 U.S.C. § 80a-3), or excluded from the definition of investment company by Section 3(b) or Section 3(c) of the Investment Company Act (15 U.S.C. §§ 80a-3(b) or 80a-3(c));

(4)	Is not ineligible to offer or sell securities in reliance on Section 4(a)(6) of the Securities Act of 1933 (the “Securities Act”) (15 U.S.C. § 77d(a)(6)) as a result of a disqualification as specified in § 227.503(a);

(5)	Has filed with the SEC and provided to investors, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

(6)	Has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

Bad Actor Disclosure

The Company is not subject to any bad actor disqualifications under any relevant U.S. securities laws.

The date of this Form C Offering Statement is September 7, 2023.

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ABOUT THIS FORM C

You should rely only on the information contained in this Form C. We have not authorized anyone to provide any information or make any representations other than those contained in this Form C, and no source other than the Intermediary has been authorized to host this Form C and the Offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell, nor seeking offers to buy, the Securities in any jurisdiction where such offers and sales are not permitted. The information contained in this Form C and any documents incorporated by reference herein is accurate only as of the date of those respective documents, regardless of the time of delivery of this Form C or the time of issuance or sale of any Securities.

Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. Prior to the consummation of the purchase and sale of the Securities, the Company will afford prospective Investors an opportunity to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of this Offering and the Company.

In making an investment decision, you must rely on your own examination of the Company and the terms of the Offering, including the merits and risks involved. The statements of the Company contained herein are based on information believed to be reliable; however, no warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form C. For example, our business, financial condition, results of operations, and prospects may have changed since the date of this Form C. The Company does not expect to update or otherwise revise this Form C or any other materials supplied herewith.

This Form C is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C and any documents incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections regarding our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C and any documents incorporated by reference herein are based on reasonable assumptions we have made considering our industry experience, perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this Form C or any documents incorporated by reference herein are accurate only as of the date of those respective documents. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Form C or to conform these statements to actual results or to changes in our expectations.

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this Form C. This summary may not contain all the information that may be important to you. You should read this entire Form C carefully, including the matters discussed under the section titled “Risk Factors.”

The Company

The Company was incorporated in California on February 1, 2021. The Company was formed to democratize the entertainment industry by empowering the community to discover and elevate the best talent, regardless of geography and socio-economic barriers.

The Company will achieve this through development of the Holly™ online platform—a revolutionary new entertainment platform where:

●	Talent can sign up for an account and create an online portfolio of their talent and acting abilities;

●	The community can collaborate on projects and audition opportunities;

●	Users have access to a marketplace for casting services, legal consultation (outsourced), accounting, 3d scanning of users’ faces to copyright, and other talent representation, and producers and corporate executives can conduct talent searches;

●	Users can participate in weekly/monthly challenges, virtual live events, and try out to get selected for commercials; and

●	Popular users will be invited to appear on the Holly™ TV show.

Holly™ is the product of multi-talented Academy Award nominated actor, singer-songwriter, and record producer, Terrence Howard. Holly™ is born from over 35 years of his insight and experience in the entertainment industry. Every aspect of the platform is developed to solve the problems he has identified in the most seamless and fluid way we believe possible.

The Company will generate revenue via the Holly™ marketplace, paid membership services charged to entertainment insiders for access to the talent database, live and virtual event ticket sales, corporate partners and sponsors, digital advertising and event marketing, and subscription services for online content/webisodes.

The Company has developed Holly™ branding and submitted trademark applications, and has created the Holly™ website and prototype app. It is currently engaged in marketing and advertising, beta launching the Holly™ early access program, and collecting user feedback, with a launch of the app planned for Q4 2023.

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The Offering

Target (Minimum) Offering Amount	$25,000
Total Amount of the Securities Outstanding after Offering (if Target Offering Amount met)	25,000 (plus up to 7,500 bonus shares)
Maximum Offering Amount	$2,500,000
Total Amount of the Securities Outstanding after Offering (if Maximum Offering Amount met)	2,500,000 (plus up to 750,000 bonus shares)
Price Per Security	$1.00
Minimum Individual Purchase Amount†	$500.00 +
Offering Deadline	April 12, 2024

† The Company is offering four (4) tiers of time-based Investor rewards:

Tier 1 (Week 1): Invest in the first seven (7) days of the Offering and receive 20% bonus shares of Series B Common Stock

Tier 2 (Week 2): Invest in the first eight (8) to fourteen (14) days of the Offering and receive 15% bonus shares of Series B Common Stock

Tier 3 (Week 3): Invest in the first fifteen (15) to twenty-one (21) days of the Offering and receive 10% bonus shares of Series B Common Stock

Tier 4 (Week 4): Invest in the first twenty-two (22) to twenty-eight (28) days of the Offering and receive 5% bonus shares of Series B Common Stock

*All time-based perks end at 11:59pm PST. By way of example, “Week 1” begins immediately after the Company’s Form C is available on EDGAR and ends at 11:59pm PST seven days later.

The Company is offering five (5) tiers of volume-based Investor rewards:

Tier 1 ($1,000.00+ investment): Investors receive 5% bonus shares of Series B Common Stock

Tier 2 ($2,500.00+ investment): Investors receive 5% bonus shares of Series B Common Stock and a framed Holly™ plaque signed by Terrence Howard

Tier 3 ($5,000.00+ investment): Investors receive 10% bonus shares of Series B Common Stock and a framed Holly™ plaque signed by Terrence Howard

Tier 4 ($10,000.00+ investment: Investors receive 10% bonus shares of Series B Common Stock, a framed Holly™ plaque signed by Terrence Howard, and an exclusive dinner in Beverly Hills with the other Tier 4 investors and Holly™ executive team, including Terrence and Mira Howard (does not include transportation) on such date as selected by the Company within twenty four (24) months from the final closing date of this Offering

Tier 5 ($25,000.00+ investment): Investors receive 10% bonus shares of Series B Common Stock, a framed Holly™ plaque signed by Terrence Howard, and an exclusive dinner in Beverly Hills with the other Tier 4 and Tier 5 investors and Holly™ executive team, including Terrence and Mira Howard (does not include transportation) on such date as selected by the Company within twenty four (24) months from the final closing date of this Offering. Investors also receive a one-on-one call with Terrence Howard for up to sixty-minutes.

The bonuses from the time-based and volume-based rewards are stackable and the bonus shares issued under one reward program is not included in the number of securities purchased for the purposes of calculating the bonus under the other reward program. Therefore, as illustrative purposes only, if an investor purchases 25,000 shares of Series B Common Stock in the Week 1 of the Offering, the investor will be issued a sum of 7,500 (i.e., 30%) bonus shares of Series B Common Stock.

+ The Company reserves the right to amend the Minimum Individual Purchase Amount, in its sole discretion.

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RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, Investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Before making an investment decision with respect to the Securities, we urge you to carefully consider the risks described in this section and other factors set forth in this Form C. In addition to the risks specified below, the Company is subject to same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. Prospective Investors should consult with their legal, tax, and financial advisors prior to making an investment in the Securities. The Securities should only be purchased by persons who can afford to lose all their investment.

Risks Related to the Company’s Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase, and we are just beginning to implement our business plan. There can be no assurance that we will ever operate profitably. The likelihood of our success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by early-stage companies. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company’s current business plan.

In order to achieve the Company’s near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy, and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an Investor to lose all or a portion of their investment.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, our lack of revenues, as well as the inherent business risks associated with our Company and present and future market conditions. Our business currently does not generate any sales and future sources of revenue may not be sufficient to meet our future capital requirements. We will require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of, or eliminate one or more of our planned functionalities in the Holly™ platform, any of which may materially harm our business, financial condition, and results of operations.

Our platform offers a revolutionary approach in an established industry that may resist change.

The Holly™ platform seeks to revolutionize the established model where aspiring talent secures work through agents and other middlemen that charge high fees. Producers and corporate executives may be unwilling to abandon the established model in favor of the Holly™ platform, and agents are likely to discourage producers and corporate executives from doing so. Without sufficient participation from producers and corporate executives, our continued operations could be in jeopardy, and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an Investor to lose all or a portion of their investment.

Our platform is heavily dependent on participation from aspiring actors.

Just as the Holly™ platform is dependent on producers and corporate executives, it is also dependent on attracting sufficient talent to create the synergies necessary to be successful. While the Company is not aware of any direct competitors specifically targeting aspiring actors, there are other free platforms available such as Facebook, Instagram, and TikTok, whereby aspiring actors may seek to build an online portfolio. If Holly™ is unable to attract a sufficient mass of talent to promote to producers and corporate executives, the Company’s continued operations may be jeopardized.

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Success in the entertainment industry is highly unpredictable and there is no guarantee our content will be successful in the market.

Our success will depend in part on the popularity of our entertainment projects, such as the Holly™ tv show. Viewer tastes, trends, and preferences frequently change and are notoriously difficult to predict. If we fail to anticipate future viewer preferences in the entertainment business, our business and financial performance will likely suffer. The entertainment industry is fiercely competitive. We may not be able to develop projects that will become profitable. We may also invest in projects that end up losing money. Even if one of our projects is successful, we may lose money in others.

Entertainment projects can be risky, and often budgets run over.

The entertainment industry is generally affected by the same risk factors of other industries but due to its nature, the development, production, distribution, and marketing of content can require large capital investments. Developing and monetizing entertainment projects, such as virtual and live events, or the Holly™ tv show, usually require significant capital investment to fund expenditures on production activities. There is often budget over-run. Even with adequate funding, the project may fail to gain traction with viewers.

Public perception is important in the entertainment industry.

In order to continue grow our business, we must maintain credibility and confidence among Hollywood creators and producers, our consumers, investors, and other parties in our long-term financial viability and business prospects, and reputational harm may damage our ability to do any or all of these things. Any derogatory information whether founded or unfounded, against our business, any of our officers, directors, or employees, may harm our business.

We may not be able to protect all our intellectual property.

Our profitability may depend in part on our ability to effectively protect our intellectual property including our trademark and logo, original entertainment content in our projects, and our ability to operate without inadvertently infringing on the proprietary rights of others. Theft of our original entertainment content prior to release could adversely affect our revenue. Policing and protecting our intellectual property against piracy and unauthorized use by third parties is time-consuming and expensive and certain countries may not even recognize our intellectual property rights. Any litigation protecting our intellectual property and defending our original content could have a material adverse effect on our business, operating results, and financial condition, regardless of the outcome of such litigation.

Our business could be negatively impacted by cyber security threats, attacks, and other disruptions.

We may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations, including our talent database. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration, or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters, or accidents could cause breaches of data security, loss of critical data, and performance delays, which in turn could adversely affect our business.

Security breaches of confidential user information in connection with the Holly™ platform may adversely affect our business.

Our business requires the collection, transmission, and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security, and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss, or misappropriation of, or access to, users’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims, or proceedings.

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Reliance on third-party service providers creates risks for the Company.

Some of the Company’s operations may rely on the Company’s third-party service providers to host and deliver services and data. Any interruptions, delays, or disruptions in and to the delivery of such services, security, or data, including without limitation any privacy breaches or failures in data collection, could expose the Company to liability and harm the Company’s business and reputation.

The Company’s success depends in part on the experience and skill of the board of directors, its executive officers, and key employees.

We are dependent on our board of directors, executive officers, and key employees. These persons may not devote their full time and attention to the matters of the Company. The loss of our board of directors, executive officers, and/or key employees could harm the Company’s business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person’s absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all the risk of relying on key personnel.

Security breaches of confidential customer information, in connection with our electronic processing of credit and debit card transactions, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission, and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security, and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations, or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

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The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security – such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud – could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results, and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) Company, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

Risks Related to the Offering

The U.S. Securities and Exchange Commission does not pass upon the merits of the Securities or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.

You should not rely on the fact that our Form C is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement, or guarantee of compliance as it relates to this Offering. The U.S. Securities and Exchange Commission has not reviewed this Form C, nor any document or literature related to this Offering.

Neither the Offering nor the Securities have been registered under federal or state securities laws.

No governmental agency has reviewed or passed upon this Offering or the Securities. Neither the Offering nor the Securities have been registered under federal or state securities laws. Investors will not receive any of the benefits available in registered offerings, which may include access to quarterly and annual financial statements that have been audited by an independent accounting firm. Investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering based on the information provided in this Form C and the accompanying exhibits.

The Company’s management may have broad discretion in how the Company uses the net proceeds of the Offering.

The Company’s management will have considerable discretion over the use of proceeds from the Offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company has the right to limit individual Investor commitment amounts.

The Company may prevent any Investor from committing more than a certain amount in this Offering for any reason. This means that your desired investment amount may be limited or lowered based solely on the Company’s determination and not in line with relevant investment limits set forth by the Regulation CF rules. This also means that other Investors may receive larger allocations of the Offering based solely on the Company’s determination.

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The Company has the right to extend the Offering Deadline.

The Company may extend the Offering Deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Target Offering Amount even after the Offering Deadline stated herein is reached. While you have the right to cancel your investment in the event the Company extends the Offering Deadline, if you choose to reconfirm your investment, your investment will not be accruing interest during this time and will simply be held until such time as the new Offering Deadline is reached without the Company receiving the Target Offering Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Target Offering Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after the release of such funds to the Company, the Securities will be issued and distributed to you.

The Company may end the Offering early.

If the Target Offering Amount is met after 21 calendar days, but before the Offering Deadline, the Company can end the Offering by providing notice to Investors at least 5 business days prior to the end of the Offering. This means your failure to participate in the Offering in a timely manner, may prevent you from being able to invest in this Offering – it also means the Company may limit the amount of capital it can raise during the Offering by ending the Offering early.

The Company has the right to conduct multiple closings during the Offering.

If the Company meets certain terms and conditions, an intermediate close of the Offering can occur, which will allow the Company to draw down the proceeds committed and captured in the Offering during the relevant period. The Company may choose to continue the Offering thereafter. Investors should be mindful that this means they can make multiple investment commitments in the Offering, which may be subject to different cancellation rights. For example, if an intermediate close occurs and later a material change occurs as the Offering continues, Investors whose investment commitments were previously closed upon will not have the right to re-confirm their investment as it will be deemed to have been completed prior to the material change.

Using a credit card to purchase Securities may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the interests you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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The Subscription Agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of California, regardless of convenience or cost to you, the investor.

As part of this investment, each Investor will be required to agree to the terms of the subscription agreement included as Exhibit D to this Form C. In the agreement, Investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of California, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of California law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit the ability of Investors to bring claims in judicial forums that they find favorable to such disputes, may increase Investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

Financial projections may be wrong.

Certain financial projections concerning the future performance of our business are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

These and all other financial projections, and any other statements previously provided to the Purchaser relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as “believes,” “anticipates,” “plans,” “may,” “hopes,” “can,” “will,” “expects,” “is designed to,” “with the intent,” “potential” and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

Such statements are based on our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

Risks Related to the Securities

The Securities will not be freely transferable under the Securities Act until one year from the initial purchase date. Although the Securities may be transferable under federal securities law, state securities regulations may apply, and each Investor should consult with their attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not ever be a public market for the Securities. Because the Securities have not been registered under the Securities Act or under the securities laws of any state or foreign jurisdiction, the Securities have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Securities may also adversely affect the price that you might be able to obtain for the Securities in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Each Investor in this Offering will be required to represent that they are purchasing the Securities for their own account, for investment purposes, and not with a view to resale or distribution thereof.

Investors will not be entitled to any inspection or information rights other than those required by law.

Investors will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by law. Other security holders of the Company may have such rights. Regulation CF requires only the provision of an annual report on Form C and no additional information. Additionally, there are numerous methods by which the Company can terminate annual report obligations, resulting in no to limited information rights owed to Investors.

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The securities acquired in this Offering may be significantly diluted as a consequence of subsequent equity financings and the bonus Securities offered in this Offering.

The Company’s equity securities will be subject to dilution. The Company may issue additional equity to employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence, holders of the Securities offered herein will be subject to dilution in an unpredictable amount. Such dilution may reduce the Investor’s control and economic interests in the Company.

The amount of additional financing needed by the Company will depend upon several contingencies not foreseen at the time of this Offering. Generally, additional financing (whether in the form of loans or the issuance of other securities) will be intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds received in any additional financing are not sufficient to meet the Company’s needs, the Company may have to raise additional capital at a price unfavorable to their existing investors, including the holders of the Securities. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to accurately predict the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain financing on favorable terms could dilute or otherwise severely impair the value of the Securities.

Additionally, if we issue bonus Securities pursuant to this Offering, some Investors may experience dilution. We are offering our Securities for $1.00 per share. Investors who invest $1,000 or more in this offering will also be entitled to receive bonus Securities of up to 30%. Therefore, investors receiving bonus Securities are effectively receiving a discount on the Securities they purchase. Bonus Securities have identical rights, privileges, preferences as well as restrictions to the Series B Common Stock to be purchased by investors. The issuance of bonus Securities could cause immediate dilution to your investment.

There is no present market for the Securities and we have arbitrarily set the price.

The Offering price was not established in a competitive market. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our asset value, net worth, revenues, or other established criteria of value. We cannot guarantee that the Securities can be resold at the Offering price or at any other price.

There is no guarantee of a return on an Investor’s investment.

There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this Form C and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

Investors have diluted voting rights.

Investors will be entitled to one (1) vote per share of Series B Common Stock, whereas Series A Common Stock holders will be entitled to ten (10) votes per share and will generally be able to control the outcome of matters subject to shareholder vote. Investors may not necessarily agree with the voting decisions of the Series A Common Stock holders, which include the officers and directors of the Company, or such decisions may not be in the best interests of all the Investors. In addition, Investors will be subject to a shareholder agreement that requires appointment of a proxy and requires Investors to vote in accordance with the Series A Common Stock holders, further limiting Series B Common Stock holders’ ability to vote as they would like.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

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BUSINESS

Description of the Business

The Company was incorporated in California on February 1, 2021. The Company was formed to democratize the entertainment industry by empowering the community to discover and elevate the best talent, regardless of geography and socio-economic barriers.

The Company will achieve this through development of the Holly™ online platform- hollyentertainment.com* -a revolutionary new entertainment platform where:

●	Talent can sign up for a free account and create an online portfolio of their talent and acting abilities;

●	The community can collaborate on projects and audition opportunities;

●	Users have access to a marketplace for casting services, legal consultation (outsourced), accounting, 3d scanning of users’ faces to copyright, and other talent representation, and producers and corporate executives can conduct talent searches;

●	Users can participate in weekly/monthly challenges, virtual live events, and try out to get selected for commercials; and

●	Popular users will be invited to appear on the Holly™ TV show.

* The contents of the Company’s platform website referred to above are not incorporated into this filing. Further, our references to the URL for this website are intended to be inactive textual references only. Further the information on the Company’s platform may not have been created by the Company, may be inaccurate, and should not be relied upon by any investor in making a decision to purchase Securities.

Holly™ is the product of multi-talented Academy Award nominated actor, singer-songwriter, and record producer, Terrence Howard. Holly™ is born from over 35 years of his insight and experience in the entertainment industry. Every aspect of the platform is developed to solve the problems he has identified in the most seamless and fluid way we believe possible.

Hollywood is a reflection of the age-old model where actors moved to Los Angeles, struggled to find work, and were constantly hamstrung by agents or other gatekeepers. By putting actors and producers in touch directly, Holly™ is cutting out high-fee middlemen talent agents and allowing rising stars to come up to surface and thrive. Holly™ is building a more effective talent network; it is democratizing access to the entertainment industry.

Moreover, Holly™ is a UI-centric platform that will enable up to date information on high quality projects and talents. As the talents’ membership subscription increases, Holly™ will be the effective platform for publication of casting opportunities. As the quality projects become more accessible on Holly™, talents’ interest in the platform will increase. Holly™ will be the key means of synergetic growth for both talents and producers.

Talents will exercise control over how their profiles will be published. It will be up to them to generate the public’s interest. The public’s interest level in the talents will be instantaneously trackable, which will aid directors and producers to focus on the top-tier talents with the highest interest level.

The opportunity to commoditize the Holly™ platform may include:

●	Advertisements on the Holly™ platform
●	Fees for posting casting calls
●	Increased or tier-based membership costs for directors, producers, and agents who will have access to the data generated by the talents and public
●	Marketplace offering for services attractive to talents
●	TV reality/competition shows with top-tier talents

The Company will generate revenue via the Holly™ marketplace, paid membership services charged to entertainment insiders for access to the talent database, live and virtual event ticket sales, corporate partners and sponsors, digital advertising and event marketing, and subscription services for online content/webisodes.

The Company has developed Holly™ branding and submitted trademark applications, and has created the Holly™ website and prototype app. It is currently engaged in marketing and advertising, beta launching the Holly™ early access program, and collecting user feedback, with a full launch planned for Q4 2023.

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Competition

There are few competitors in the “democratizing Hollywood through software” space. Based on Company research, the following are potential competitors:

●	https://husslup.com/
●	https://www.jumpcutmedia.com/
●	https://www.stage32.com/
●	https://film.io/
●	https://legionm.com

The Company is unique in this space, however, in that it is the only one specifically targeting talent (i.e. actors).

Customer Base

The Company’s target market for the Holly™ platform includes entertainment insiders such as corporate executives and producers, corporate sponsors and partners, content consumers, talent (e.g. aspiring actors), and investors.

Supply Chain

The Company does not have a supply chain in the traditional sense, but will rely upon independent contractors and third-parties for web development, video production, and ongoing technological needs.

Intellectual Property

Application or Registration #	Title	Description	File Date	Grant Date	Country
97588389	Holly	Trademark	9/13/2022	Pending	USA
97589874		Trademark	9/13/2022	Pending	USA
97601458	Audition	Trademark	9/21/2022	Pending	USA

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by the laws and regulations of U.S. federal, state, and local governmental authorities. These laws and regulations are subject to change.

Litigation

The Company is not subject to any current litigation or threatened litigation.

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USE OF PROCEEDS

The following table illustrates how we intend to use the net proceeds received from this Offering if we raise the Target Offering Amount and if we raise the Maximum Offering Amount. The values below are not inclusive of payments to financial and legal service providers and escrow set up fees, all of which were incurred in the preparation of this Offering and are due in advance of the closing of the Offering.

Use of Proceeds	Amount if Target Offering Amount Raised	Amount if Maximum Offering Amount Raised
Intermediary Fees	$2,125.00	$212,500.00
Accrued Compensation & Accounts Payable	$5,500.00	$500,000.00
Marketing	$2,500.00	$250,000.00
Future Fund Raising Costs	$1,625.00	$412,500.00
Research & Development	$7,500.00	$475,000.00
Professional Fees	$1,250.00	$150,000.00
Labor Costs	$4,500.00	$500,000.00
Total	$25,000.00	$2,500,000.00

The Company has discretion to alter the use of proceeds set forth above to adhere to the Company’s business plan and liquidity requirements. For example, economic conditions may alter the Company’s general marketing or general working capital requirements.

DIRECTORS, OFFICERS, MANAGERS, AND KEY PERSONS

The directors, officers, managers, and key persons of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Terrence Howard	Director: April 6, 2021 - Present

Actor, entertainer, producer

Consultant, Universal Bridges, Inc.: July 10, 2014 – Present (Provide consulting services in entertainment)

Consultant, 3rd Finger Productions, Inc.: May 2, 2016 – Present (Provide consulting services in entertainment)

Consultant, QH Ventures, LLC: February 10, 2020 – Present (Provide consulting services in entertainment)

Mr. Howard is also a director and officer of a number of investment vehicle entities in the field of intellectual property development, management, and licensing.

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Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Mira Howard	Director: April 6, 2021 - Present

Talent manager, producer

Director, CEO/CFO/Secretary, Universal Bridges, Inc.: July 10, 2014 – Present (General corporate governance, management, and operation; talent and production management and consulting; production services)

Director, CEO/CFO/Secretary, 3rd Finger Productions, Inc.: May 2, 2016 – Present (General corporate governance, management, and operation; talent and production management and consulting; production services)

Director, CEO/CFO/Secretary, QH Ventures, LLC: February 10, 2020 – Present (General corporate governance, management, and operation; investment management)

COO of the Company: February 17, 2022 – Present Secretary of the Company: February 17, 2022 – Present

Ms. Howard is also a director and officer of a number of investment vehicle entities in the field of intellectual property development, management, and licensing.

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Name	Positions and Offices Held at the Company	Principal Occupation and Employment Responsibilities for the Last Three (3) Years
Mira Howard

Chief Executive Officer:

July 10, 2023 – Present

(General corporate governance and operations; planning and executing the Company’s strategy, secure and allocate capital; hiring and managing the executive team)

Chief Operating Officer:

February 17, 2022 – July 10, 2023

(Leading and coordinating Company’s efforts to develop and implement strategic and operating plans for Company; executing day-to-day general management; developing, maintaining, and solidifying relationships with investors, strategic partners, promoters, and distributors; managing consultants and agents; supporting the development and growth of Company; working with department heads and other officers to support the day to day activity; consulting and mentoring officers, especially with regards to the entertainment industry; evaluating and managing the Company’s posturing in the entertainment industry and recommend strategies; and collaborating with industry incumbents and other corporate partners.)

Secretary:

February 17, 2022 – Present

(Planning and executing the board of director meetings, including strategic planning, and shareholder meetings; taking meeting minutes and disseminate same; organize corporate documents and records; and advise board of directors on its goals and duties and duties of officers’ individual roles.)

See Directors section above

Christopher Louie

Chief Branding Officer:

October 1, 2022 – Present

(Shaping the Company brand narrative and brand strategy for capital raise, including equity crowdfund campaign, and Holly™ platform; producing content for the capital raise events and Holly™ platform; coordinating with third party consultants on marketing and public relations; cooperating with other officers, employees, agents of the Company; campaign strategy for brand and product development; collaborating with the investor relations team; optimizing creative for email, ads, paid social media, and videos; advise on partnerships and applicable industry; post production pipeline of changing videos and content; and supporting the development and growth of the Company and its key products and services)

Member, Manager, CEO, BRNDMKRS LLC: January 28, 2021 – Present (Running point on building brands for clients, leading all creative and production for content creation for clients, consisting of early stage startups to public companies)

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to California law and the Company’s Bylaws. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

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CAPITALIZATION, DEBT AND OWNERSHIP

Capitalization

The Company’s authorized capital stock consists of 600,000,000 shares of capital stock, consisting of 50,000,000 shares of Series A common stock, par value $0.00001 per share (the “Series A Common Stock”), 500,000,000 shares of Series B common stock, par value $0.00001 per share (the “Series B Common Stock”), and 50,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”) subject to designation by the Company’s Board of Directors. At the closing of this Offering, assuming the Maximum Offering Amount is sold, 2,500,000 shares of Series B Common Stock will be issued and outstanding (which figure includes 750,000 bonus securities, assuming all Investors invest in an amount entitling them to the maximum number of bonus Securities).

Outstanding Capital Stock

As of the date of this Form C, the Company’s outstanding capital stock consists of:

Type	Series A Common Stock
Amount Outstanding	20,000,000
Par Value Per Share	$0.00001
Voting Rights

10 votes per share. The vote of a majority of the outstanding shares of Series A Common Stock is required to approve a change of control of the Company (as defined in the Company’s Amended and Restated Articles of Incorporation)

Anti-Dilution Rights	With limited exceptions, Series A Common Stock holders have a preemptive right to purchase securities to maintain their pro-rata interest in the Company.
How this security may limit, dilute or qualify the Security issued pursuant to Regulation CF	Each share of Series A Common Stock is convertible into one share of Series B Common Stock
Percentage ownership of the Company by the holders of such security (assuming conversion prior to the Offering if convertible securities).	100%

Ownership

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities as of the date of this Form C, calculated on the basis of voting power.

Name	Amount and Type or Class Held	Percentage Ownership (in terms of voting power)
QH Venture, LLC, a Delaware limited liability company	11,475,000 Shares of Series A Common Stock	82.38%

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C and attached hereto in addition to the following information. Audited financial statements are attached to this Form C as Exhibit E.

Operations

The Audition, Inc. was incorporated in California on February 1, 2021 and is headquartered in Los Angeles, California. The Company is in its development stage. Since inception, the Company has formed its business plan and prepared for this Offering. The Company has developed Holly™ branding and submitted trademark applications, and has created the Holly™ website and prototype app. It is currently engaged in marketing and advertising, beta launching the Holly™ early access program, and collecting user feedback, with a full launch planned for Q4 2023.

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Cash and Cash Equivalents

For the year ended December 31, 2021, the Company had $58,620.00 cash and cash equivalents on hand, representing cash on hand, demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less of the purchase date of such investments.

For the year ended December 31, 2022, the Company had $128,021.00 cash and cash equivalents on hand.

As of July 31, 2023, the Company had $61,495 cash and cash equivalents on hand, leaving the Company with approximately one to two months of runway. However, the Company continues to sustain operations via additional funding sources from its Officers and Directors.

Liquidity and Capital Resources

The proceeds from the Offering are essential to our operations. We plan to use the proceeds as set forth above under the section titled “Use of Proceeds,” which is an indispensable element of our business strategy. The Company anticipates raising additional capital following this offering through other offering exempt under the Securities Act.

Other than additional investments and loans from the Company’s Officers and Directors, the Company currently does not have any additional outside sources of capital other than the proceeds from the Offering.

Capital Expenditures and Other Obligations

Through the end of 2023, the Company anticipates expending approximately $500,000 towards raising additional capital and advertising through DealMaker, $270,000 towards developing the Holly™ platform, and approximately $20,000 on general and administrative expenses. Please see the section titled “Use of Proceeds” for additional information.

Valuation

The Company has ascribed no pre-offering valuation to the Company; the securities are priced arbitrarily.

Trends and Uncertainties

The Company and its development of the Holly platform are subject to current economic uncertainties and potential regulatory changes. Even though the Company operates in an established industry, it is offering a revolutionary approach that makes market trends hard to predict. Further, an inability to raise capital will present significant challenges to development of the platform.

For a more detailed review of the risks and uncertainties affecting the Company, see “Risk Factors” on page 3.

Previous Offerings of Securities

We have made the following issuances of securities within the last three years:

Security Type	Principal Amount of Securities Sold	Amount of Securities Issued [1]	Use of Proceeds	Issue Date	Exemption from Registration Used or Public Offering
Series A Common Stock	$124,800	400,000	Operations and Development	5/21/2021	Section 4(a)(2)
Series A Common Stock	$312,400	800,000	Operations and Development	2/28/2022	Section 4(a)(2)
Series A Common Stock	$164,175	300,000	Operations and Development	12/31/2022	Section 4(a)(2)
Series A Common Stock	$150,000	2,500,000	Operations and Development	7/10/2023	Section 4(a)(2)
Series A Common Stock	$150,000	2,500,000	Operations and Development	7/26/2023	Section 4(a)(2)

(1)	Issuances prior to the Amended and Restated Articles of Incorporation filed on April 3, 2023 were subject to a 10 for 1 forward stock split where 1,500,000 shares of Common Stock were exchanged for 15,000,000 shares of Series A Common Stock.

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TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of this Offering, and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

The Company has conducted the following transactions with related persons:

●	Agreement for Consulting Services dated May 14, 2021 with QH Venture, LLC as the “Consultant.” Agreement effective on February 1, 2021, for a term of 5 years. Annual compensation $260,000. “Services” provided under the Agreement includes consultation on the custom and practice of the entertainment industry, creative development, and investor relations, generally provided by Mira and Terrence Howard. Mira and Terrence Howard are the members and manager of QH Venture, LLC. This Agreement terminated as of October 1, 2022.

●	Service Agreement dated May 28, 2021 with ISBX. Scope of services include mobile application development, website development, software development, programming or consulting services. Contract amount based on the statement of work, as such statement of work may be supplemented. The initial statement of work was for $107,500. Kelly Chu is a shareholder, director, and the CEO of ISBX. Kelly Chu is also a former Officer and Director of the Company.

●	Professional Service Agreement dated June 2, 2021 with JNK Accountancy Group, LLP for, among other things, general accounting services. The Agreement provides for a recurring monthly compensation of $3,000, subject to adjustment. Said Agreement has been amended as of October 1, 2022 to provide for increased monthly compensation of $20,000. Andrew Je is a partner of JNK Accountancy Group, LLP.

●	Service Agreement dated February 7, 2022 with BRNDMKRS. Scope of services include brand video script and production, professional photography, and concept building and writing. Contract amount based on work order, as such work order may be supplemented. The initial work order was for $125,000. Christopher Louie is a shareholder, director, and the CEO of BRNDMKRS.

●	The Company agreed to pay the base salary in the amount of $120,000 per year to the Chief Branding Officer Christopher Louie based on his employment agreement executed on October 1, 2022. The Base Salary will accrue from October 1, 2022 but shall not be payable until the Company will thereafter have raised capital not less than $3 million from a third party source. The Base Salary will accrue from October 1, 2022 but shall not be payable until the Company will thereafter have raised capital not less than $3 million from a third party source. As of June 30, 2023, the balance of accrued compensation to Chief Branding Officer was $90,000.

●	The Company agreed to pay the base salary in the amount of $300,000 per year to the Secretary and Chief Operating Officer Mira Howard based on her employment agreement executed on October 1, 2022. The Base Salary will accrue from October 1, 2022 but shall not be payable until the Company will have raised capital not less than $3 million from a third party source. This agreement terminated effective July 10, 2023.

●	The Company agreed to pay the base salary in the amount of $120,000 per year to the Chief Technology Officer Kelly Chu based on his employment agreement executed on October 1, 2022. The Base Salary will accrue from October 1, 2022 but shall not be payable until the Company will thereafter have raised capital not less than $3 million from a third party source. This agreement terminated effective July 10, 2023.

●	The Company agreed to pay the base salary in the amount of $120,000 per year to the Chief Financial Officer Andrew Je based on his employment agreement executed on October 1, 2022. The Base Salary will accrue from October 1, 2022 but shall not be payable until the Company will thereafter have raised capital not less than $3 million from a third party source. This agreement terminated effective July 10, 2023.

●	The Company agreed to pay the base salary in the amount of $240,000 per year to the Chief Executive Officer Mira Howard based on her employment agreement executed on July 10, 2023. The Base Salary will accrue but shall not be payable until the Company will thereafter have raised capital not less than $3 million from a third party source. In addition, the Company issued 1 million shares of Series A Common Stock as consideration for Ms. Howard’s services. Such equity compensation is subject to Company’s buy-back option.

●	A new Agreement for Consulting Services dated July 10, 2023 was entered into with QH Venture, LLC as “Consultant” for the consulting services of Terrence Howard in the area of entertainment industry, creative development, investor relations, and marketing. The annual compensation is $230,000, but such compensation is not payable until the Company procures a third party capital investment of not less than $3 million. In addition, the Company issued 1.5 million Series A Common Stock. Such equity compensation is subject to Company’s buy-back option.

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THE OFFERING AND THE SECURITIES BEING OFFERED

The Offering

The Company is offering a minimum amount of $25,000 and up to a maximum amount of $2,500,000 of Series B Common Stock on a best- efforts basis as described in this Form C in order to fund its operations and further develop and implement the Holly™ platform. We must raise an amount equal to or greater than the Target Offering Amount by April 12, 2024, the Offering Deadline. Unless we raise at least the Target Offering Amount by the Offering Deadline, no Securities will be sold in this Offering, all investment commitments will be cancelled and all committed funds will be returned without interest or deduction.

Shares are being offered at $1.00 each. The price of the Securities was determined arbitrarily, does not necessarily bear any relationship to the Company’s asset value, net worth, revenues, or other established criteria of value, and should not be considered indicative of the actual value of the Securities. The minimum amount that an Investor may invest in the Offering is $500, which is subject to adjustment in the Company’s sole discretion.

The Company is offering four (4) tiers of time-based Investor rewards:

Tier 1 (Week 1): Invest in the first seven (7) days of the Offering and receive 20% bonus shares of Series B Common Stock

Tier 2 (Week 2): Invest in the first eight (8) to fourteen (14) days of the Offering and receive 15% bonus shares of Series B Common Stock

Tier 3 (Week 3): Invest in the first fifteen (15) to twenty-one (21) days of the Offering and receive 10% bonus shares of Series B Common Stock

Tier 4 (Week 4): Invest in the first twenty-two (22) to twenty-eight (28) days of the Offering and receive 5% bonus shares of Series B Common Stock

*All time-based perks end at 11:59pm PST. By way of example, “Week 1” begins immediately after the Company’s Form C is available on EDGAR and ends at 11:59pm PST seven days later.

The Company is offering five (5) tiers of volume-based Investor rewards:

Tier 1 ($1,000.00+ investment): Investors receive 5% bonus shares of Series B Common Stock

Tier 2 ($2,500.00+ investment): Investors receive 5% bonus shares of Series B Common Stock and a framed Holly™ plaque signed by Terrence Howard

Tier 3 ($5,000.00+ investment): Investors receive 10% bonus shares of Series B Common Stock and a framed Holly™ plaque signed by Terrence Howard

Tier 4 ($10,000.00+ investment: Investors receive 10% bonus shares of Series B Common Stock, a framed Holly™ plaque signed by Terrence Howard, and an exclusive dinner in Beverly Hills with the other Tier 4 investors and Holly™ executive team, including Terrence and Mira Howard (does not include transportation) on such date as selected by the Company within twenty four (24) months from the final closing date of this Offering

Tier 5 ($25,000.00+ investment): Investors receive 10% bonus shares of Series B Common Stock, a framed Holly™ plaque signed by Terrence Howard, and an exclusive dinner in Beverly Hills with the other Tier 4 and Tier 5 investors and Holly™ executive team, including Terrence and Mira Howard (does not include transportation) on such date as selected by the Company within twenty four (24) months from the final closing date of this Offering. Investors also receive a one-on-one call with Terrence Howard for up to sixty-minutes.

The bonuses from the time-based and volume-based rewards are stackable and the bonus shares issued under one reward program is not included in the number of securities purchased for the purposes of calculating the bonus under the other reward program. Therefore, as illustrative purposes only, if an investor purchases 25,000 shares of Series B Common Stock in the Week 1 of the Offering, the investor will be issued a sum of 7,500 (i.e., 30%) bonus shares of Series B Common Stock.

In order to purchase the Securities, you must make a commitment to purchase by completing the subscription process hosted by DealMaker Securities LLC, our Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies.

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Pursuant to the Subscription Agreement, each Investor must represent and warrant that the Investor is a “qualified purchaser,” as defined in 17 C.F.R. §§ 227.100, .504 for purposes of section 18(b)(3) of the Securities Act (15 U.S.C.

§ 77r(b)(3)), meaning the Investor is either:

A. an “Accredited Investor” as defined in Rule 501 of Regulation D (17 U.S.C. § 230.501) under the Securities Act and indicated on the U.S. Accredited Investor Certificate attached hereto; or

B. the Investor’s subscription amount plus all other investments by Investor pursuant to Regulation Crowdfunding (Section 4(a)(6) of the Securities Act) during the twelve (12) month period preceding the date of the Subscription Agreement does not represent:

i. Where the Investor’s annual income AND net worth are both equal to or greater than $124,000, more than 10% of the greater of Investor’s annual income or net worth, subject to a maximum investment of $124,000.

ii. Where the Investor’s annual income OR net worth is less than $124,000, more than the greater of $2,500 or 5% of the greater of the Investor’s annual income or net worth.

iii. For this subparagraph, net worth is determined in the same manner as for an Accredited Investor.

Investor funds will be held in escrow with Enterprise Bank & Trust until released to the Company following one or more closings. Investors may cancel an investment commitment until up to 48 hours prior to the Offering Deadline, or such earlier time as the Company designates pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary. Investors using a credit card to invest may be required to represent and warrant to cancel any investment commitment(s) by submitting a request through the Intermediary at least 48 hours prior to the Offering Deadline, instead of attempting to claim fraud or claw back their committed funds.

The Company will notify Investors when the Target Offering Amount has been reached through the Intermediary. If the Company reaches the Target Offering Amount prior to the Offering Deadline, it may close the Offering early provided (i) the expedited Offering Deadline must be at least twenty-one (21) days from the time the Offering was opened, (ii) the Intermediary must provide at least five (5) business days’ notice prior to the expedited Offering Deadline to the Investors, and (iii) the Company continues to meet or exceed the Target Offering Amount on the date of the expedited Offering Deadline.

Material Changes

If any material change occurs related to the Offering prior to the current Offering Deadline, the Company will provide notice to Investors and receive reconfirmations from Investors who have already made commitments. If an Investor does not reconfirm their investment commitment after a material change is made to the terms of the Offering within five (5) business days of receiving notice, the Investor’s investment commitment will be cancelled, and the committed funds will be returned without interest or deductions. If an Investor does not cancel an investment commitment before the Target Offering Amount is reached, the funds will be released to the Company upon the closing of the Offering and the Investor will receive the Securities in exchange for their investment.

Intermediate Closings

In the event an amount equal the Target Offering Amount is committed and meets all required terms of the Offering prior to the Offering Deadline on such date or such later time the Company designates pursuant to Rule 304(b) of Regulation CF, the Company may conduct the first of multiple closings of the Offering early, provided (i) the early closing date must be at least twenty-one (21) days from the time the Offering opened and (ii) that all Investors will receive notice of such early closing date at least five (5) business days prior to such new offering deadline (absent a material change that would require an extension of the Offering and reconfirmation of all investment commitments). Investors who committed on the date such notice is provided or prior to the issuance of such notice will be able to cancel their investment commitment until 48 hours before such early closing date.

If the Company conducts an initial closing (the “Initial Closing”), the Company agrees to only withdraw half of the proceeds that are in escrow and will only conduct such Initial Closing if there are more than twenty-one (21) days remaining before the Offering Deadline as of the date of the Initial Closing. The Company may conduct another close (a “Subsequent Closing”) before the Offering Deadline if there are more than twenty-one (21) days remaining before the Offering Deadline as of the date of such Subsequent Closing.

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Any investment commitments received after an intermediate closing will be released to the Company upon a Subsequent Closing and the Investor will receive evidence of the Securities via electronic certificate/PDF in exchange for their investment commitment as soon as practicable thereafter.

The Company has agreed to return all funds to Investors in the event a Form C-W is ultimately filed in relation to this Offering, regardless of whether multiple closings are conducted.

Investment commitments are not binding on the Company until they are accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any investment commitment. If the Company rejects all or a portion of any investment commitment, the applicable prospective Investor’s funds will be returned without interest or deduction.

Fees and Commissions

DealMaker Securities LLC, our Intermediary, shall receive the following commissions and fees for acting as Intermediary:

$15,000 activation fee

8.5% of the amount raised in the Offering, payable in cash from Offering proceeds (payable monthly)

$2,000 maintenance (monthly)

DealMaker Reach, an affiliate of the Intermediary, will also receive

$12,000 for digital marketing consulting

$10,000 monthly

In addition, the Company will charge each Investor a fee of five percent (5%) of the Investor’s investment amount, up to a maximum of fifty dollars ($50.00).7

7 The aggregate amount of fees paid by Investors will be included towards the $2,500,000.00 Maximum Offering Amount, as well as factored into each Investor’s maximum investment amount permitted for unaccredited investors.

The Securities

We request that you please review this Form C together with the Amended and Restated Articles of Incorporation attached as Exhibit B, our Bylaws attached as Exhibit C hereto, the Series A Common Stock Buy- Sell Agreement in Exhibit G, and the Series B Common Stock Shareholder Agreement in Exhibit H, respectively, in conjunction with the following summary information.

Transfer Agent and Registrar

DealMaker Transfer Agent LLC will act as transfer agent and registrar for the Securities.

Dividends

The Securities do not entitle Investors to any specific dividends except as declared by the Company’s Board of Directors from time to time. We have not declared any dividends since inception and do not intend to declare dividends in the near future.

In the event the Company issues dividends, Series A and Series B Common Stock shall share ratably in such dividends, provided that if the Company issues dividends payable in shares of Common Stock of the Company, or options, warrants, or rights to acquire shares of such Common Stock of the Company, the dividend shall be payable in the same class upon which the dividend is being paid.

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Dissolution

Upon the liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Series A Common Stock and Series B Common Stock shall be entitled to share ratably (based on the number of shares of Common Stock held by each such holder in the remaining net assets of the Company.

Voting and Control

The Series B Common Stock offered hereunder are entitled to one (1) vote per share; however, such voting rights are subject to the voting limitations contained in the Series B Common Stock Shareholder Agreement (below discussed). Series A Common Stock is entitled to ten (10) votes per share. The vote of the Series A Common Stock holders voting separately as a class is required for any “change of control” of the Company, as defined in our Amended and Restated Articles of Incorporation.

Directors are elected at each annual meeting of the Company or annually by written consent. Voting generally may be by voice or by ballot, but voting for election of directors must be by ballot if demanded by a Common Stock holder prior to commencement of voting. Cumulative voting for directors is not allowed unless the candidates’ names have been placed in nomination and a Common Stock holder gives notice at the annual meeting, prior to commencement of voting, of intent to cumulate votes—in which case, all Common Stock holders may cumulate votes.

Voting may be by proxy if filed with the secretary of the Company.

Shareholder Agreements

The Series A Common Stock holders have executed a buy-sell agreement, contained in Exhibit G, that places certain restrictions on their ability to dispose of their shares and grants the Company certain abilities to repurchase such shares. Such agreement was executed prior to the recapitalization of Common Stock to Series A Common Stock.

If a Series A Common Stock holder desires to assign, transfer, sale, exchange, convey, dispose, pledge, hypothecate, gift (whether inter-vivos or testamentary), or encumber such shares, or if a Series A Common Stock holder receives an offer to purchase such shares or notice of a third-party’s intent to foreclose on such shares, the Series A Common Stock holder must deliver notice to the Company. Within 30 days, the Company will consent (or not) to any pledge, hypothecation, or encumbrance, or for any other type of disposition, shall have the right to purchase all or some of the Series A Common Stock at the price and on the terms and conditions stated in the notice. If the Company fails to purchase all of the Series A Common Stock, the other Series A Common Stock holders will have the opportunity to purchase same in an amount proportionate to their ownership interest in the total Series A Common Stock of the Company. If neither the Company nor the other Series A Common Stock holders purchase all of the Series A Common Stock, then the Series A Common Stock may be sold on the terms and conditions as set forth in the notice.

The Company also has the right, but not the obligation, to purchase Series A Common Stock upon the occurrence of an involuntary transfer, such as proceedings in bankruptcy, a divorce wherein the Series A Common Stock holder fails to eliminate any interest in his or her spouse or domestic partner, or the Series A Common Stock holder’s death. The Company may, but is not required to, procure life insurance on Series A Common Stock holders to fund such purchases.

The buy-sell agreement also contains a voting agreement wherein each Series A Common Stock holder agrees that, unless and until the Common Stock of the Company is listed for trading on the New York or American Stock Exchanges or through the National Association of Securities Dealers Automated Quotation (NASDAQ) system, if the Company becomes the subject of (i) a tender offer, (ii) reorganization (as that term is defined in the Code §368(a)), or (iii) an offer to purchase either the Company’s stock, substantially all of its assets, or substantially all of the assets of any division or business segment (a “Transaction”), and provided further Series A Common Stock holders holding a 85% majority interest of the Company’s voting power vote to accept the Transaction, then each Series A Common Stock holder shall cast its vote with the majority so that the Transaction will be approved unanimously by all of the Company’s Common Stock holders in accordance with the terms of the Transaction as approved by the majority.

As a condition precedent to the Company’s acceptance of a subscription, Investors must execute the Series B Common Stock Shareholder Agreement, included as Exhibit H to Form C. Pursuant to the Series B Common Stock Shareholder Agreement, Investors grant an irrevocable proxy appointing the CEO of the Company to vote shares on behalf of the Series B Common Stock holders. The Series B Common Stock Shareholder Agreement also requires Series B Common Stock holders to vote in conjunction with the vote of the majority of Series A Common Stock so that the applicable transaction will be approved unanimously by all of the Company’s Series B Common Stock holders in accordance with the terms as approved by the majority of the Series A Common Stock.

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Pursuant to the Series B Common Stock Shareholder Agreement the Company may, but is not required to, redeem Series B Common Stock at any time by giving at least thirty (30) days written notice to the holders thereof. If the Company redeems Series B Common Stock, it will redeem the Securities pro rata in an amount equal to the initial purchase price paid by each Investor to the Company in consideration for the sale and/or issuance of the Share plus a non-compounding return of five percent (5%) per annum based on the actual number of days elapsed from the initial date of issuance of Shares from the Company.

The Series B Common Stock Shareholder Agreement will terminate when the Securities are listed for trading on the New York or American Stock Exchanges or through the National Association of Securities Dealers Automated Quotation (NASDAQ) system. Refer to the Series B Common Stock Shareholder Agreement for more details.

Anti-Dilution Rights

The Securities do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that the Investor may eventually have in the Company. Series A Common Stock shares are entitled to preemptive anti-dilution rights, as detailed in our Amended and Restated Articles of Incorporation, whereby they will be entitled to purchase additional shares of the Company upon certain new issuances of Common Stock of the Company.

Restrictions on Transfer

Any Securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an IPO; or (4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each Investor should be aware that although the Securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

In addition to the foregoing restrictions, prior to making any transfer of the Securities, such transferring Investor must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that a registration statement is not necessary to effect such transfer.

ADDITIONAL INFORMATION

The summaries of, and references to, various documents in this Form C do not purport to be complete and in each instance reference should be made to the copy of such document which is either an appendix or Exhibit to this Form C or which will be made available to Investors and their professional advisors upon request.

Prior to making an investment decision regarding the Securities described herein, prospective Investors should carefully review and consider this entire Form C. The Company is prepared to furnish, upon request, a copy of the forms of any documents referenced in this Form C. The Company’s representatives will be available to discuss with prospective Investors and their representatives and advisors, if any, any matter set forth in this Form C or any other matter relating to the Securities described in this Form C, so that prospective Investors and their representatives and advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision. Additional information and materials concerning the Company will be made available to prospective Investors and their representatives and advisors, if any, at a mutually convenient location upon reasonable request.

Ongoing Reporting

Following the first sale of the Securities, the Company will file a report electronically with the Securities and Exchange Commission (“Commission” or “SEC”) annually and post the report on its website, no later than 120 days after the end of the Company’s fiscal year.

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Once posted, the annual report may be found on the Company’s Investor portal website at https://invest.myholly.app/. The Company must continue to comply with the ongoing reporting requirements until:

(1)	the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)	the Company has filed at least three annual reports pursuant to Regulation CF and has total assets that do not exceed $10,000,000;

(3)	the Company has filed at least one annual report pursuant to Regulation CF and has fewer than 300 holders of record;

(4)	the Company or another party repurchases all of the Securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5)	the Company liquidates or dissolves its business in accordance with applicable state law.

Neither the Company nor any of its predecessors (if any) have previously failed to comply with the ongoing reporting requirement of Regulation CF.

Updates

Updates on the status of this Offering may be found at: https://invest.myholly.app/.

Exhibits

The following are included as Exhibits to this Form C and should be carefully reviewed by Investors prior to purchasing Securities:

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EXHIBIT B TO FORM C

AMENDED AND RESTATED ARTICLES OF INCORPORATION

FOR

THE AUDITION, INC.

For Office Use Only
-FILED-

File no.: BA20230596833
Date Filed: 4/3/2023

The undersigned certify that:

1, They are the Chief Executive Officer and the Secretary, respectively, of The Audition, Inc., a California corporation with California Entity Number 4696485.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

ARTICLE I: NAME

The name of the corporation is The Audition, Inc.

ARTICLE II: PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III: AUTHORIZED STOCK

3.1. Total Authorized.

3.1.1 The total number of shares of all classes of capital stock that the corporation has authority to issue is six hundred million (600,000,000) shares, consisting of: fifty million (50,000,000) shares of Series A Common Stock, $0.00001 par value per share (“Series A Common Stock”), five hundred million (500,000,000) shares of Series B Common Stock, $0.00001 par value per share (“Series B Common Stock” and together with the Series A Common Stock, the “Common Stock”), and fifty million (50,000,000) shares of Preferred Stock, $0.00001 par value per share.

3.1.2 Upon the effective time (the “Effective Time”) of the filing of these Amended and Restated Articles of Incorporation, each one (1) share of the corporation’s Common Stock that is issued and outstanding or held by the corporation as treasury stock immediately prior to the Effective Time, is and shall be reclassified and exchanged into ten (10) fully paid, nonassessable shares of Series A Common Stock (the “Reclassification”). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Series A Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been exchanged and reclassified.

3.2. Designation of Preferred Shares.

3.2.1 The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of California, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of determination pursuant to the applicable law of the State of California (“Certificate of Determination”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.

3.2.2 Except as otherwise expressly provided in any Certificate of Determination designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE III, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series therof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

3.3, Rights of Series B Common Stock and Series A Common Stock.

3.3.1 Equal Status. Except as otherwise provided in these Amended and Restated Articles of Incorporation or required by applicable law, shares of Series A Common Stock and Series B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects and as to all matters.

3.3.2 Voting Rights. Except as otherwise expressly provided by these Amended and Restated Articles of Incorporation or as provided by law, the holders of shares of Series A Common Stock and Series B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the shareholders is permitted at such time under these Amended and Restated Articles of Incorporation) of the shareholders of the corporation, (b) be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the corporation, as amended and then in effect (“Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Series B Common Stock shall have the right to one (1) vote per share of Series B Common Stock held of record by such holder and each holder of Series A Common Stock shall have the right to ten (10) votes per share of Series A Common Stock held of record by such holder.

3.3.3 Dividend and Distribution Rights. Except as otherwise expressly provided by these Amended and Restated Articles of Incorporation or as provided by law, any dividend or distribution on the Common Stock shall be payable on shares of Series A Common Stock and Series B Common Stock, share and share alike; provided, however, that in the case of dividends or distributions payable in shares of Common Stock of the corporation, or options, warrants or rights to acquire shares of such Common Stock, or Securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or Securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

3.3.4 Subdivisions Combinations or Reclassifications. Shares of Series A Common Stock or Series B Common Stock may not be subdivided, combined or reclassifted unless the shares of the other Series are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Series A Common Stock and Series B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of shareholders is permitted at such time under these Amended and Restated Articles of Incorporation) of the holders of a majority of the outstanding shares of Series A Common Stock and Series B Common Stock, each voting separately as a class.

3.3.5 Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of shares of Series A Common Stock and Series B Common Stock shall be entitled to share ratably (based on the number of shares of Common Stock held by each such holder), share and share alike, in the remaining net assets of the corporation.

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3.3.6 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Series A Common Stock or Series B Common Stock upon the consolidation or merger of the corporation with or into any other entity, or in the case of any other transaction having an effect on shareholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Series A Common Stock and Series B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Series B Common Stock and Series A Common Stock is that any securities distributed to the holder of a share Series A Common Stock has the right to ten times (10x) the vote of the securities distributed to Series B Common Stock holders, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of shareholders is permitted at such time under these Amended and Restated Articles of Incorporation) of the holders of a majority of the outstanding shares of Series A Common Stock and Series B Common Stock, each voting separately as a class,

3.3.7 Change of Control Series A Vote. The corporation shall not consummate a Change in Control Transaction without first obtaining the affirmative vote (or written consent if action by written consent of shareholders is permitted at such time under these Amended and Restated Articles of Incorporation) of the holders of a majority of the then outstanding shares of Series A Common Stock, voting as a separate class, in addition to any other vote required by applicable law, these Amended and Restated Articles of Incorporation or the Bylaws,

3.3.8 Conversion of Series A Common Stock. Each share of Series A Common Stock shall be convertible into one (1) fully paid and nonassessable share of Series B Common Stock at the option of the holder thereof at any time upon written notice to the corporation, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Common Stock where the Series B Common Stock is not subject to a proportionate stock dividend, stock split, combination or other similar recapitalization or vice versa. Before any holder of Series A Common Stock shall be entitled to voluntarily convert any shares of such Series A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the corporation or of any transfer agent for the Series A Common Stock, and shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state the number of shares of Series B Common Stock into which the Series A Common Stock will be converted and the name or names (i) in which the certificate or certificates representing the new shares of Series B Common Stock into which the shares of Series A Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Series B Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book- entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 3,3.8, and the person or persons entitled to receive the shares of stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of stock as of such date. Each share of Series A Common Stock that is converted pursuant to this Section 3.3.8 shall be retired by the corporation and shall not be available for reissuance.

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3.3.9 Reservation of Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Common Stock, such number of shares of such Series B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Common Stock into shares of such class or series.

3.3.10 Protective Provision. The corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Sections 3.3, 3.4 or 3,5 of this Article III (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of shareholders is permitted at such time under these Amended and Restated Articles of Incorporation) of the holders of a majority of the then outstanding shares of Series A Common Stock, voting as a separate class, in addition to any other vote required by applicable law, these Amended and Restated Articles of Incorporation or the Bylaws.

3.4. Preemptive Rights.

3.4.1 At any time the corporation proposes to issue any new Common Stock (the “New Securities”), other than; (i) the New Issuance Exceptions and (ii) the issuance of Common Stock on a pro rata basis in connection with the payment of any share dividends, the corporation shall notify the Series A Common Stock holders in writing of such proposal (an “Issue Notice”). The Issue Notice shall specify the number and type of New Securities to be offered by the corporation and all material terms and conditions of the proposed offer (including the proposed price or range of prices) per New Security.

3.4.2 The Series A Common Stock holders shall have the right to purchase up to a number of New Securities so as to enable the Series A Common Stock holders to beneficially hold, after the issue of the New Securities which are the subject to the Issue Notice, a pro rata portion of the New Securities equal to the percentage of the issued and outstanding Common Stock then beneficially owned by the Series A Common Stock holders prior to the issuance of the New Securities upon the same terms and conditions set forth in the Issue Notice, by giving written notice to the corporation of the exercise of this right within ten (10) days of Series A Common Stock holder’s receipt of the Issue Notice (the “Election Notice”). If such notice is not given by a Series A Common Stock holder within such ten (10) days thereof, the Series A Common Stock holder shall be deemed to have elected not to exercise its preemptive rights under this Article III with respect to the issuance described in that specific Issue Notice.

3.4.3 If a Series A Common Stock holder exercises its preemptive rights under this Article III, the closing of the purchase of the New Securities with respect to which such right has been exercised (the “Preemptive Rights Closing Date”) shall take place at the time of the closing of the issuance or transfer of the New Securities, which may not be earlier than five (5) days after the giving of the Election Notice, provided that the Preemptive Rights Closing Date may be extended for a maximum of sixty (60) days to the extent required to comply with applicable laws (including receipt of any required regulatory approvals). The corporation and the Series A Common Stock holders will use commercially reasonable efforts to secure any required regulatory or shareholder approvals or other consents, and to comply with any applicable law necessary in connection with the offer, sale and purchase of, such New Securities,

3.4.4 In the event that a Series A Common Stock holder fails to exercise its preemptive rights under this Article III within such ten (10) day period, or in the event that a Series A Common Stock holder fails to consummate the purchase of such New Securities within the specified period of time pursuant to Section 3.4,3 (other than as a result of breach or fault of the corporation), the corporation shall thereafter be entitled to issue and sell within sixty (60) days the New Securities not elected to be purchased by the Series A Common Stock holders pursuant their preemptive rights to this Article III, at a price no less than that specified in the Issue Notice, and otherwise upon terms and conditions no more favorable to any purchaser of such New Securities than were specified in the Issue Notice. In the event the corporation has not issued and sold such New Securities within such sixty (60) Trading Day period, the corporation shall not thereafter offer, issue or sell such New Securities without first offering such New Securities to the Series A Common Stock holders in the manner provided in this Article III.

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3.4.5 In the case of the offering of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the corporation; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the New Securities being offered as of the date the Board of Directors authorizes the offering of such New Securities.

3.5 Definitions. For purposes of these Amended and Restated Articles of Incorporation:

3.5.1 “Change in Control Transaction” means the occurrence of any of the following events:

(a) the sale, lease, exchange, encumbrance or other disposition (other than licenses that do not constitute an effective disposition of all or substantially all of the assets of the corporation and its subsidiaries taken as a whole, and the grant of security interests in the ordinary course of business) by the corporation of all or substantially all of the corporation’s assets; or

(b) the merger or consolidation of the corporation with or into any other entity, other than a merger or consolidation that would result in the Series A Common Stock of the corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation.

3.5.2 “New Issuance Exceptions” means the following new issuances of Securities of the corporation:

(a) issuances of Securities to employees and other eligible recipients in the ordinary course of business pursuant to the corporation’s equity-based incentive plans approved by the shareholders and/or the Board of Directors and in effect from time to time;

(b) issuances of Securities as consideration to be paid in acquisitions by the corporation or any of its subsidiaries of businesses, equity securities or assets of a third party (including acquisitions of content);

(c) issuances of Securities pursuant to outstanding options, warrants or other rights to acquire Securities;

(d) issuances of Securities pursuant to any stock split or recapitalization approved by the shareholders and Board of Directors of the corporation; and

(e) issuances of Securities in connection with any shareholder rights plan adopted by the corporation.

3.5.3 “Securities” means any Common Stock, Preferred Stock or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the corporation and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the corporation.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,500,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

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We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: March 30, 2023

BY:	/s/ Kelly Chu
Name:	Kelly Gtfu, CEO

By:
Name:	Mira Howard, Secretary

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We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: March 30,2023

By:
Name:	Kelly Chu, CEO

By.	/s/ Mira Noward
Name:	Mira Noward, Secretary

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EXHIBIT C TO FORM C

BYLAWS

AMENDED AND RESTATED BYLAWS

of

THE AUDITION, INC.,
a California corporation

TABLE OF CONTENTS

ARTICLE I: OFFICES 1
Section 1. Principal Executive or Business Offices. 1
Section 2. Other Offices. 1
ARTICLE II: MEETINGS OF SHAREHOLDERS 1
Section 1. Place and Conduct of Meetings. 1
Section 2. Annual Meeting. 2
Section 3. Special Meeting. 2
Section 4. Notice of Shareholders' Meetings. 2
Section 5. Manner of Giving Notice; Affidavit of Notice. 3
Section 6. Quorum. 3
Section 7. Adjourned Meeting; Notice. 4
Section 8. Voting. 4
Section 9. Waiver of Notice or Consent by Absent Shareholders. 5
Section 10. Shareholder Action by Written Consent Without a Meeting. 5
Section 11. Record Date for Shareholder Notice of Meeting, Voting, and Giving Consent. 6
Section 12. Proxies. 7
Section 13. Inspectors of Election. 7
ARTICLE III: DIRECTORS 7
Section 1. Powers. 7
Section 2. Number of Directors. 8
Section 3. Election and Term of Office of Directors. 8
Section 4. Vacancies. 8
Section 5. Place of Meetings; Meetings by Electronic Communications. 9
Section 6. Annual Directors' Meeting. 10
Section 7. Other Regular Meetings. 10
Section 8. Special Meetings. 10
Section 9. Quorum. 10
Section 10. Waiver of Notice. 11
Section 11. Adjournment to Another Time or Place. 11
Section 12. Notice of Adjourned Meeting. 11
Section 13. Action Without a Meeting. 11
Section 14. Fees and Compensation of Directors. 11
ARTICLE IV: COMMITTEES OF THE BOARD 11
Section 1. Committees of the Board. 11
Section 2. Meetings and Action of Committees. 12
ARTICLE V: OFFICERS 12
Section 1. Officers. 12
Section 2. Appointment of Officers. 13
Section 3. Subordinate Officers. 13
Section 4. Removal and Resignation of Officers. 13
Section 5. Vacancies in Offices. 13
Section 6. Chairperson of the Board. 13

Amended & Restated Bylaws_The Audition, Inc. i

Section 7. Chief Executive Officer. 13
Section 8. Vice Presidents. 14
Section 9. Secretary. 14
Section 10. Chief Financial Officer. 14
ARTICLE VI: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS 15
Section 1. Agents, Proceedings, and Expenses. 15
Section 2. Actions Other Than by the Corporation. 15
Section 3. Actions by or in the Right of the Corporation. 15
Section 4. Successful Defense by Agent. 16
Section 5. Required Approval. 16
Section 6. Advance of Expenses. 17
Section 7. Other Contractual Rights. 17
Section 8. Limitations. 17
Section 9. Insurance. 17
Section 10. Fiduciaries of Corporate Employee Benefit Plan. 17
Section 11. Survival of Rights. 17
Section 12. Effect of Amendment. 17
Section 13. Settlement of Claims. 18
Section 14. Subrogation. 18
Section 15. No Duplication of Payments. 18
ARTICLE VII: RECORDS AND REPORTS 18
Section 1. Maintenance of Shareholder Record and Inspection by Shareholders. 18
Section 2. Maintenance and Inspection of Bylaws. 19
Section 3. Maintenance and Inspection of Minutes and Accounting Records. 19
Section 4. Inspection by Directors. 19
Section 5. Annual Report to Shareholders. 19
Section 6. Financial Statements. 20
Section 7. Annual Statement of General Information. 20
ARTICLE VIII: GENERAL CORPORATE MATTERS 21
Section 1. Record Date for Purposes Other Than Notice and Voting. 21
Section 2. Authorized Signatories for Checks. 21
Section 3. Executing Corporate Contracts and Instruments. 21
Section 4. Certificates for Shares. 21
Section 5. Lost Certificates. 22
Section 6. Shares of Other Corporations: How Voted. 22
Section 7. Reimbursement of Corporation If Payment Not Tax Deductible. 22
Section 8. Construction and Definitions. 22
ARTICLE IX: AMENDMENTS TO THE BYLAWS 23
Section 1. Amendment by Board of Directors or Shareholders. 23

Amended & Restated Bylaws_The Audition, Inc. ii

AMENDED AND RESTATED BYLAWS
of
THE AUDITION, INC.,
a California corporation

ARTICLE I
OFFICES

Section 1. Principal Executive or Business Offices. The board of directors will fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside California and the corporation has one or more business offices in California, the board will fix and designate a principal business office in California.

Section 2. Other Offices. Branch or subordinate offices may be established at any time and at any place by the board of directors.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Place and Conduct of Meetings. Meetings of shareholders will be held at any place within or outside the State of California designated by the board of directors. In the absence of a designation by the board, shareholders' meetings will be held at the corporation's principal executive office. If authorized by the board of directors (in its sole discretion) and subject to the consent requirement in California Corporations Code (hereinafter, the "Code") §20(b) and any guidelines and procedures adopted by the board of directors, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the corporation or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote, whether the meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the corporation or by electronic video screen communication. A meeting of shareholders may be conducted in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication if:

(a) The corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings; and

(b) The corporation maintains a record of the vote or action and any shareholder votes or other shareholder action is taken at the meeting by means of electronic transmission to the corporation or electronic video screen communication.

Amended & Restated Bylaws_The Audition, Inc. 1

Any request by the corporation to a shareholder under the Code §20(b) for consent to conduct a meeting of shareholders by electronic transmission must include a notice that absent consent of the shareholder, the meeting will be held at a physical location.

Section 2. Annual Meeting. The annual meeting of shareholders will be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors will be elected and any other proper business within the power of the shareholders may be transacted.

Section 3. Special Meeting. A special meeting of the shareholders may be called at any time by the board of directors, chairperson of the board, the chief executive officer, vice president, the chief financial officer, secretary, or one or more shareholders holding shares that in the aggregate are entitled to cast ten (10) percent or more of the votes at that meeting.

If a special meeting is called by anyone other than the board of directors, the person or persons calling the meeting will make a request in writing, delivered personally or sent by registered mail, or by electronic transmission to the corporation, to the chairperson of the board or the chief executive officer, vice president, or secretary, specifying the time and date of the meeting, which is shall not be less than 35 nor more than 60 days after receipt of the request, and the general nature of the business proposed to be transacted. Within 20 days after receipt, the officer receiving the request will cause notice to be given to the shareholders entitled to vote, in accordance with Sections 4 and 5 of this Article II, stating that a meeting will be held at the time requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted. If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph will be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the board may be held.

Section 4. Notice of Shareholders' Meetings. All notices of meetings of shareholders will be sent or otherwise given in accordance with Section 5 of this Article II not fewer than 10 nor more than 60 days before the date of the meeting. Shareholders entitled to notice will be determined in accordance with Section 11 of this Article II. The notice will specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters that the board of directors, at the time of giving the notice, intends to present for action by the shareholders. If directors are to be elected, the notice will include the names of all nominees whom the board intends, at the time of the notice, to present for election.

If the meeting is to be held in whole or in part by electronic transmission, the notice shall state the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting.

If any of the following matters shall be subject to approval at the meeting, the notice will also state the general nature of any proposed action to be taken:

Amended & Restated Bylaws_The Audition, Inc. 2

(i) A transaction in which a director has a financial interest, within the meaning of the Code §310;

(ii) An amendment of the Articles of Incorporation under the Code §902;

(iii) A reorganization under the Code §1201;

(iv) A voluntary dissolution under the Code §1900; or

(v) A distribution in dissolution that requires approval of the outstanding shares under the Code §2007.

Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any shareholders' meeting will be given either personally or by first-class mail or other written communication (including electronic transmission by the corporation), charges prepaid, addressed to the shareholder at the physical or electronic address appearing on the corporation's books or given by the shareholder to the corporation for purposes of notice. If no address appears on the corporation's books or has been given as specified above, notice will be either (1) sent by first-class mail addressed to the shareholder at the corporation's principal executive office, or (2) published at least once in a newspaper of general circulation in the county where the corporation's principal executive office is located. Notice is deemed to have been given at the time when delivered personally or deposited in the mall or sent by other means of written communication.

If any notice or report mailed to a shareholder at the address appearing on the corporation's books is returned marked to indicate that the U.S. Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports will be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at the corporation's principal executive office for a period of 1 year after the date the notice or report was given to all other shareholders.

Notice shall not be given by electronic transmission by the corporation after either of the following: (1) The corporation is unable to deliver two consecutive notices to the shareholder by that means, or (2) the inability to so deliver such notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.

An affidavit of the mailing, or other authorized means of transmit ting, of any notice of shareholders' meeting, report, or other document sent to shareholders, may be executed by the corporation's secretary, assistant secretary, or transfer agent and, if executed, will be filed and maintained in the minute book of the corporation.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders will constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the

Amended & Restated Bylaws_The Audition, Inc. 3

withdrawal of enough shareholders to leave fewer than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, unless the Code requires the vote of a greater number of shareholders or a vote by classes.

Section 7. Adjourned Meeting; Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate) are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days after the date set for the original meeting, in which case the board of directors will set a new record date. Notice of any such adjourned meeting, if required, will be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with Sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 8. Voting. The shareholders entitled to vote at any meeting of shareholders will be determined in accordance with Section 11 of this Article II, subject to the provisions of the Code §702-704 relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership. The shareholders' vote may be by voice vote or by ballot, provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares the shareholder is to vote in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present (or if a quorum has been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also comprise a majority of the number of shares required for a quorum, will constitute an act of the shareholders unless the vote of a greater number or a vote by classes is required by law or by the Articles of Incorporation.

At a shareholders' meeting at which directors are to be elected, no shareholder will be entitled to cumulate votes (*i.e.,* cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast), unless the candidates' names have been placed in nomination before commencement of the voting and a shareholder has given notice at the meeting, before the voting has begun, of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then all shareholders entitled to vote may cumulate their votes for candidates in nomination. Thus, each such shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are normally entitled or may distribute the

Amended & Restated Bylaws_The Audition, Inc. 4

shareholder's votes on the same principle among any or all of the candidates. The candidates receiving the highest number of votes, up to the number of positions to be filled, will be elected.

Section 9. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, will be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of the shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the Code §601(f), *i.e.,*

(i) A transaction in which a director has a financial interest, within the meaning of the Code §310;

(ii) An amendment of the Articles of Incorporation under the Code §902;

(iii) A reorganization under the Code §1201;

(iv) A voluntary dissolution under the Code §1900; or

(v) A distribution in dissolution that requires approval of the outstanding shares under the Code §2007.

The waiver of notice or consent is required to state the general nature of the action or proposed action. All waivers, consents, and approvals will be filed with the corporate records or made a part of the minutes of the meeting.

A shareholder's attendance at a meeting also constitutes a waiver of notice of that meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened. In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

Section 10. Shareholder Action by Written Consent Without a Meeting. Any action that could be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Directors may be elected by written consent of the shareholders without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that vacancies

Amended & Restated Bylaws_The Audition, Inc. 5

on the board (other than vacancies created by removal) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All consents will be filed with the secretary of the corporation and will be maintained in the corporate records. Any shareholder or other authorized person who has given a written consent may revoke it by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice will be given of any corporate action approved by shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing. As to approvals required by the Code §310 (transactions in which a director has a financial interest), §317 (indemnification of corporate agents), or §2007 (certain distributions on dissolution), notice of the approval will be given at least 10 days before the consummation of any action authorized by the approval. Notice will be given in the manner specified in Section 5 of this Article II.

Section 11. Record Date for Shareholder Notice of Meeting, Voting, and Giving Consent.

(a) For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders' meeting or give written consent to corporate action without a meeting, the board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a shareholders' meeting, or not more than 60 days before any other action.

(b) If no record date is fixed:

(i) The record date for determining shareholders entitled to receive notice of and vote at a shareholders' meeting will be the business day next preceding the day on which notice is given, or, if notice is waived as provided in Section 9 of this Article II, the business day next preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the board, will be the day on which the first written consent is given.

(iii) The record date for determining shareholders for any other purpose will be as set forth in Section 1 of Article VIII of these Bylaws.

(c) A determination of shareholders of record entitled to receive notice of and vote at a shareholders' meeting will apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting. However, the board will fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

Amended & Restated Bylaws_The Audition, Inc. 6

(d) Only shareholders of record on the corporation's books at the close of business on the record date will be entitled to any of the notice and voting rights listed in subsection (a) of this Section 11, notwithstanding any transfer of shares on the corporation's books after the record date, except as otherwise required by law.

Section 12. Proxies. Every person entitled to vote for directors or on any other matter will have the right to do so either in person or by one or more agents authorized by a written proxy signed by the per son and tiled with the secretary of the corporation. A proxy will be deemed signed it the shareholder's name is placed on the proxy (whether by manual signature, electronic signature, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy that does not state that it is irrevocable will continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy will be valid after the expiration of 11 months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable will be governed by the provisions of the Code §705(e) and 705(f).

Section 13. Inspectors of Election. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairperson of the meeting may, and on the request of any shareholder or a shareholder's proxy will, appoint inspectors of election at the meeting. The number of inspectors will be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting will determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and upon the request of any shareholder or a shareholder's proxy will, appoint a person to fill that vacancy.

The inspectors will: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies, (b) receive votes, ballots, or consents, (c) hear and determine all challenges and questions in any way arising in connection with the right to vote, (d) count and tabulate all votes or consents, (e) determine when the polls will close, (f) determine the result, and (g) do any other acts that may be proper to conduct the election or vote with fairness.

ARTICLE III
DIRECTORS

Section 1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the

Amended & Restated Bylaws_The Audition, Inc. 7

corporation will be managed, and all corporate powers will be exercised by or under the direction of the board of directors.

Without prejudice to these general powers, and subject to the same limitations, the board of directors will have the power to:

(a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.

(b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of California; and designate any place within or outside the State of California for holding any shareholders' meeting or meetings, including annual meetings.

(c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, ser vices actually rendered, debts or securities canceled, or tangible or intangible property actually received.

(e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidence of debt and securities.

Section 2. Number of Directors. Unless otherwise provided in the Articles of Incorporation or in these bylaws, the board of directors shall consist of such number of persons as the board of directors shall determine from time to time, in its discretion. In the absence of the board of director's determination to change such number, the corporation shall have four (4) directors. No reduction of the authorized number of directors will have the effect of removing any director before that director's term of office expires.

Section 3. Election and Term of Office of Directors. Directors will be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, will hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

No reduction of the authorized number of directors will have the effect of removing any director before that director's term of office expires.

Section 4. Vacancies. A vacancy in the board of directors will be deemed to exist (1) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in

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the Code §303 or §304, (2) if the board of directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court, (3) if the authorized number of directors is increased, or (4) if at any shareholders' meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

Any director may resign effective on giving written notice to the chairperson of the board, the chief executive officer, the secretary, or the board of directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the board may elect a successor to take office when the resignation becomes effective.

Except for a vacancy caused by the removal of a director, vacancies on the board may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (1) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with the Code §307, or (2) a sole remaining director.

A vacancy on the board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the board declares the office of a director vacant as a result of a director, who has been convicted of a felony or declared of unsound mind by an order of court, may be filled by the board of directors.

The shareholders may elect a director at any time to fill a vacancy not filled by the board of directors.

The term at office of a director elected to fill a vacancy will run until the next annual meeting of the shareholders, and such a director will hold office until a successor is elected and qualified.

Section 5. Place of Meetings; Meetings by Electronic Communications. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Any regular meeting of the board of directors may nonetheless be held at any place consented to in writing by all members of the board of directors, whether before or after the meeting. If consents are given, they shall be filed with the minutes of the meeting. Special meetings of the board of directors will be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any special meeting of the board of directors may nonetheless be held at any place consented to in writing by all members of the board of directors, whether before or after the meeting. If consents are given, they shall be filed with the minutes of the meeting. Members of the board of directors may participate in a meeting through the use of conference telephone, electronic video screen communication, or electronic transmission by and to the corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication constitutes presence in person at that meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through the use of electronic transmission by and to the corporation

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(other than conference telephone and electronic video screen communication) constitutes presence in person at that meeting if each member participating in the meeting can communicate with all of the other members concurrently and each member is provided the means of participating in all matters before the board of directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation, and the corporation adopts and implements some means of verifying that (i) each person participating in the meeting is a directors or other person entitled to participate in the meeting, and (ii) all actions of, or votes by, the board are taken or cast only by directors and not by persons who are not members of the board of directors.

Section 6. Annual Directors' Meeting. Immediately after each annual shareholders' meeting, the board of directors will hold a regular meeting at the same place, or at any other place that has been designated by the board of directors, to consider matters of organization, election of officers, and other business as desired. Notice of this meeting will not be required unless some place other than the place of the annual shareholders' meeting has been designated.

Section 7. Other Regular Meetings. Other regular meetings of the board of directors will be held without call at times to be fixed by the board of directors from time to time. Such regular meetings may be held without notice.

Section 8. Special Meetings. Special meetings of the board of directors may be called for any purpose or purposes at any time by the chairperson of the board, the chief executive officer, any vice president, the secretary, or any two directors.

Special meetings will be held on 4 days' notice by mail or 48 hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail, or other electronic means. Oral notice given personally or by telephone, or written notice given by electronic mail or facsimile, may be transmitted either to the director or to a person at the director's office who can reason ably be expected to communicate it promptly to the director. Written notice, if used, will be addressed to each director at the address shown on the corporation's records. The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

Section 9. Quorum. A majority of the authorized number of directors will constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present will be regarded as the act of the board of directors, subject to the provisions of the Code §310 (concerning approval of contracts or transactions in which a director has a direct or indirect material financial interest), §311 (concerning appointment of committees), and §317(e) (concerning indemnification of directors). A meeting at which a quorum is initially present may continue to transact business, despite a withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

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Section 10. Waiver of Notice. Notice of a meeting, although otherwise required, need not be given to any director who (1) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice, (2) signs an approval of the minutes of the meeting, or (3) attends the meeting without pro testing the lack of notice before or at the beginning of the meeting. Waivers of notice or consents need not specify the purpose of the meeting. All waivers, consents, and approvals of the minutes will be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Adjournment to Another Time or Place. Whether or not a quorum is present, a majority of the directors present may adjourn any meeting to another time or place.

Section 12. Notice of Adjourned Meeting. Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice will be given, before the time set for resuming the adjourned meeting, to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

Section 13. Action Without a Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board of directors individually or collectively consent in writing to that action. The phrase "all members of the board of directors" shall include an "interested director" as described in the Code §310(a) or a "common director" as described in §310(b) who abstains in writing from providing consent, where (1) the disclosures required by §310 have been made to the non-interested or noncommon directors, as applicable, before their execution of the written consent or consents, (2) the specified disclosures are conspicuously included in the written consent or consents executed by the non-interested or noncommon directors, and (3) the non-interested or non-common directors, as applicable, approve the action by a vote that is sufficient without counting the votes of the interested or common directors. Any action by written consent will have the same force and effect as a unanimous vote of the board of directors. All written consents will be filed with the minutes of the proceedings of the board of directors.

Section 14. Fees and Compensation of Directors. Directors and members of committees of the board may be compensated for their services, and will be reimbursed for expenses, as fixed or determined by resolution of the board of directors. This Section will not be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, or from receiving compensation for those services.

ARTICLE IV
COMMITTEES OF THE BOARD

Section 1. Committees of the Board. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors. The board may designate one or more directors as alternate members of any committee, to replace any absent member at a committee meeting. The appointment of committee members or alternate members requires the vote of a majority of the authorized number of directors. A committee may be granted any or all of the powers and

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authority of the board, to the extent provided in the resolution of the board of directors establishing the committee, except with respect to:

(a) Approving any action for which the Code also requires the approval of the shareholders or of the outstanding shares;

(b) Filling vacancies on the board of directors or any committee of the board;

(c) Fixing directors' compensation for serving on the board or a committee of the board;

(d) Adopting, amending, or repealing Bylaws;

(e) Amending or repealing any resolution of the board of directors that by its express terms is not so amendable or repealable;

(f) Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) Appointing other committees of the board or their members.

Section 2. Meetings and Action of Committees. Meetings and action of committees will be governed by, and held and taken in accordance with, bylaw provisions applicable to meetings and actions of the board of directors, as provided in Section 5 and Sections 7 through 13 of Article III of these Bylaws, in regard to the following matters: place of meetings (Section 5), regular meetings (Section 7), special meetings and notice (Section 8), quorum (Section 9), waiver of notice (Section 10), adjournment (Section 11), notice of adjournment (Section 12), and action without meeting (Section 13), with such changes in the context of those Bylaws as are necessary to substitute the "committee and its members" for the "board of directors and its members," except that (1) the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; (2) special meetings of committees may also be called by resolution of the board of directors; and (3) notice of special meetings of committees will also be given to all alternative members who will have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with these Bylaws.

ARTICLE V
OFFICERS

Section 1. Officers. The officers of the corporation will be a chief executive officer, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairperson of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with Section 3 of this Article V. Any number of offices may be held by the same person.

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Section 2. Appointment of Officers. The officers of the corporation, except for subordinate officers appointed in accordance with Section 3 of this Article V, will be appointed annually or as may be necessary or desirable by the board of directors, and will serve at the pleasure of the board of directors until their successors are elected and qualified.

Section 3. Subordinate Officers. The board of directors may appoint, and may empower the chief executive officer to appoint, other officers as required by the business of the corporation, whose duties will be as provided in the Bylaws, or as determined from time to time by the board of directors or the chief executive officer.

Section 4. Removal and Resignation of Officers. Any officer chosen by the board of directors may be removed at any time, with or without cause or notice, by the board of directors. Subordinate officers appointed by persons other than the board under Section 3 of this Article V may be removed at any time, with or without cause or notice, by the board of directors or by the officer by whom appointed. Officers may be employed for a specified term under a contract of employment if authorized by the board of directors; such officers may be removed from office at any time under this Section 4 and will have no claim against the corporation or individual officers or board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.

Any officer may resign at any time by giving written notice to the corporation. Resignations will take effect on the date of receipt of the notice, unless a later time is specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office resulting from an officer's death, resignation, removal, or disqualification, or from any other cause, will be filled in the manner prescribed in these Bylaws for regular election or appointment to that office.

Section 6. Chairperson of the Board. The board of directors may elect a chairperson, who will preside, if present, at board meetings and will exercise and perform such other powers and duties as may be assigned from time to time by the board of directors. If there is no chairperson, the chief executive officer of the corporation will serve as the chairperson of the board. The chairperson of the board will preside at all meetings of the shareholders, as well as all meetings of the board of directors.

Section 7. Chief Executive Officer. The chief executive officer, subject to the control of the board of directors, will have general supervision, direction, and control over the corporation's business and its officers. These managerial powers and duties include, but are not limited to, all the general powers and duties of management usually vested in the office of president of a corporation and will have other powers and duties as prescribed by the board of directors or the Bylaws.

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Section 8. Vice Presidents. If desired, one or more vice presidents may be chosen by the board of directors in accordance with the provisions for electing officers set forth in Section 2 of this Article V. In the absence or disability of the chief executive officer, the chief executive officer's duties and responsibilities will be carried out by the highest-ranking available vice president if vice presidents are ranked or, if not, by a vice president designated by the board of directors. When so acting, a vice president will have all the powers of and be subject to all the restrictions on the chief executive officer. Vice presidents of the corporation will have such other powers and perform such other duties as prescribed from time to time by the board of directors, the Bylaws, or the chief executive officer.

Section 9. Secretary.

(a) Minutes. The secretary will keep, or cause to be kept, minutes of all of the shareholders' meetings and of all other board meetings. If the secretary is unable to be present, the secretary or the presiding officer of the meeting will designate another person to take the minutes of the meeting.

The secretary will keep, or cause to be kept, at the principal executive office or such other place as designated by the board of directors, a book of minutes of all meetings and actions of the shareholders, of the board of directors, and of committees of the board. The minutes of each meeting will state (i) the time and place the meeting was held, (ii) whether it was regular or special, (iii) if special, how it was called or authorized, (iv) the names of directors present at board or committee meetings, (v) the number of shares present or represented at shareholders' meetings, (vi) an accurate account of the proceedings; and when it was adjourned.

(b) Record of Shareholders. The secretary will keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders. This record will show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

(c) Notice of Meetings. The secretary will give notice, or cause notice to be given, of all shareholders' meetings, board meetings, and meetings of committees of the board for which notice is required by statute or by the Bylaws. If the secretary or other person authorized by the secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation.

(d) Other Duties. The secretary will keep the seal of the corporation, if any, in safe custody. The secretary will have such other powers and perform other duties as prescribed by the board of directors or by the Bylaws.

Section 10. Chief Financial Officer. The chief financial officer will keep, or cause to be kept, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts,

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disbursements, gains, losses, capital, retained earnings, and shares. The books of account will at all reasonable times be open to inspection by any director.

The chief financial officer will (i) deposit corporate funds and other valuables in the corporation's name and to its credit with depositaries designated by the board of directors, (ii) make disbursements of corporate funds as authorized by the board, (iii) render a statement of the corporation's financial condition and an account of all transactions conducted as chief financial officer whenever requested by the chief executive officer or the board of directors, and (iv) have other powers and perform other duties as prescribed by the board of directors or the Bylaws. Unless the board of directors has elected a separate treasurer, the chief financial officer will be deemed to be the treasurer for purposes of giving any reports or executing any certificates or other documents.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

Section 1. Agents, Proceedings, and Expenses. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(d) of this Article VI.

Section 2. Actions Other Than by the Corporation. This corporation will indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation against such person to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption either that the per son did not act in good faith and in a manner that the person reason ably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was not unlawful.

Section 3. Actions by or in the Right of the Corporation. This corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor, by reason of the fact that such person is or was an agent of this

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corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders. No indemnification will be made under this Section 3 for the following:

(a) Any claim, issue, or matter on which such person has been adjudged to be liable to this corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending will determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court will determine;

(b) Amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c) Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

Section 4. Successful Defense by Agent. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, the agent will be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Approval. Except as provided in Section 4 of this Article VI, any indemnification of agent will be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

(a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b) Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available.

(c) (i) The affirmative vote of a majority of shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present; or (ii) The written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5(c), the shares owned by the person to be indemnified will not be considered outstanding or entitled to vote thereon); or

(d) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

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Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it will be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.

Section 7. Other Contractual Rights. The indemnification provided by this Article VI will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under, e.g., any bylaw, agreement, or vote of shareholders or disinterested directors, both regarding action in an official capacity and regarding action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the articles of the corporation. Nothing in this Section 7 will affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 8. Limitations. No indemnification or advance will be made under this Article VI, except as provided in Section 4 or Section 5(d), in any circumstance if it appears:

(a) That it would be inconsistent with a provision of the articles or Bylaws, a resolution of the shareholders, or an agreement which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

Section 9. Insurance. This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI.

Section 10. Fiduciaries of Corporate Employee Benefit Plan. This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation will have the power to indemnity, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

Section 11. Survival of Rights. The rights provided by this Article VI will continue for a person who has ceased to be an agent and will inure to the benefit of the heirs, executors, and administrators of such person.

Section 12. Effect of Amendment. Any amendment, repeal, or modification of this Article VI will not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

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Section 13. Settlement of Claims. The corporation will not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent will not be unreasonably withheld, or (b) any judicial award, it the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

Section 14. Subrogation. In the event of payment under this Article VI, the corporation will be subrogated, to the extent of such payment, to all of the rights of recovery of the agent, who will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 15. No Duplication of Payments. The corporation will not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, an agreement, or a vote, or through other means, of the amounts otherwise indemnifiable under this Article.

ARTICLE VII
RECORDS AND REPORTS

Section 1. Maintenance of Shareholder Record and Inspection by Shareholders. The corporation will keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the board of directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders holding at least five (5) percent in the aggregate of the outstanding voting shares of the corporation have the right to do either or both of the following:

(a) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on 5 days' prior written demand on the corporation, or

(b) Obtain from the corporation's transfer agent, on written demand and tender of the transfer agent's usual charges for this ser vice, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which a list has been compiled or as of a specified date later than the date of demand. This list will be made available within 5 days after (i) the date of demand or (ii) the specified later date as of which the list is to be compiled.

The record of shareholders will also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reason ably related to the holder's interests as a shareholder or holder of a voting trust certificate. Any inspection and copying under this section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

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Section 2. Maintenance and Inspection of Bylaws. The corporation will keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which will be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary will, on the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

Section 3. Maintenance and Inspection of Minutes and Accounting Records. The minutes of proceedings of the shareholders, board of directors, and committees of the board, and the accounting books and records, will be kept at the principal executive office of the corporation, or at such other place or places as designated by the board of directors. The minutes and the accounting books and records will be kept either in written form or in a form capable of being converted into written form. The minutes and accounting books and records will be open to inspection on the writ ten demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and will include the right to copy and make extracts. These rights of inspection will extend to the records of each subsidiary of the corporation.

Section 4. Inspection by Directors. Every director will have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Annual Report to Shareholders. Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in the Code §1501 is expressly waived. However, nothing in this provision will be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders, as the board considers appropriate.

If at any time the number of shareholders will exceed 100, the first paragraph of this Section 5 will be repealed, and the following provisions will be substituted:

The board of directors will cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year adopted by the corporation. This report will be sent at least 15 days (if third-class mail is used, 35 days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified for giving notice to shareholders in Section 5 of Article II of these Bylaws. The annual report will contain a balance sheet as of the end of the fiscal year and an income statement and a statement of cash flows for the fiscal year that are (1) prepared in accordance with generally accepted accounting principles applied on a consistent basis and (2) accompanied by any report of independent accountants, or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were pre pared from the corporation's books and records without audit.

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Section 6. Financial Statements. The corporation will keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation's principal executive office for 12 months; these documents will be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year the corporation will deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of cash flows for that fiscal year.

A shareholder or shareholders holding 5 percent or more of the outstanding shares of any class of stock of the corporation may request in writing an income statement for the most recent 3-month, 6-month, or 9-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet of the corporation as of the end of that period, If such documents are not already prepared, the chief financial officer will cause them to be prepared and will deliver the documents personally or mail them to the requesting shareholders within 30 days after receipt of the request. A balance sheet, income statement, and statement of cash flows for the last fiscal year will also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

Quarterly income statements and balance sheets referred to in this Section 6 will be accompanied by the report, if any, of independent accountants engaged by the corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared from the corporation's books and records without audit.

Section 7. Annual Statement of General Information. The corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business or residence addresses of all incumbent directors; the names and complete business or residence addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation's principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation; and a designation of the agent of the corporation for the purpose of service of process, all in compliance with the Code §1502. However, if there has been no change in the information in the corporation's last statement on file with the Secretary of State's office, the corporation may, in lieu of filing the statement described in paragraph (a) of this section 7, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

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ARTICLE VIII
GENERAL CORPORATE MATTERS

Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders' meetings and giving written consent of the shareholders without a meeting), the board of directors may fix in advance a record date, which will be not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action. If a record date is so fixed, only shareholders of record at the close of business on that date will be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, despite any transfer of shares on the corporation's books after the record date, except as otherwise provided by statute. If the board of directors does not so fix a record date in advance, the record date will be at the close of business on the later of (i) the day on which the board of directors adopts the applicable resolution, or (ii) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

Section 2. Authorized Signatories for Checks. All checks, drafts, other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the corporation will be signed or endorsed by the person or persons in the manner authorized from time to time by resolution of the board of directors.

Section 3. Executing Corporate Contracts and Instruments. Except as otherwise provided in the articles or in these Bylaws, the board of directors by resolution may authorize any officer, officers, agent, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation. This authority may be general, or it may be confined to one or more specific mailers. No officer, agent, employee, or other person purporting to act on behalf of the corporation will have any power or authority to bind the corporation in any way, to pledge the corporation's credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority granted by the board of directors as provided in these Bylaws, or unless an unauthorized act was later ratified by the corporation.

Section 4. Certificates for Shares. The corporation may issue certificated or uncertificated shares of the capital stock of the corporation in accordance with the applicable laws. Upon express request of a shareholder, a certificate or certificates for shares will be issued to each shareholder when any of the shares are fully paid.

Certificates may be in paper or electronic form. All certificates will certify the number of shares and the class or series of shares represented by the certificate. All certificates will be signed in the name of the corporation by (i) either the chairperson of the board of directors, the vice chairperson of the board of directors, the chief executive officer, or any vice president, and (ii) either the chief financial officer, any assistant treasurer, the secretary, or any assistant secretary. The signatures on the certificate may be facsimile or other electronic means of execution and delivery. If any officer, transfer agent, or registrar who has signed whose

Amended & Restated Bylaws_The Audition, Inc. 21

facsimile signature has been placed on a certificate will have ceased to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares will be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation at the same time. If share certificates or certificates for any other security have been lost, stolen, or destroyed, the board of directors may authorize the issuance of replacement certificates on terms and conditions as required by the board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

Section 6. Shares of Other Corporations: How Voted. Shares of other corporations standing in the name of this corporation will be voted by one of the following persons, listed in order of preference: (1) chairperson of the board, or person designated by the chairperson of the board; (2) chief executive officer, or person designated by the chief executive officer; (3) first vice president, or person designated by the first vice president; (4) other person designated by the board of directors. The authority to vote shares granted by this Section 6 includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 7. Reimbursement of Corporation If Payment Not Tax Deductible. If all or part of the compensation, including expenses, paid by the corporation to a director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made will repay to the corporation the amount disallowed. The board of directors will enforce repayment of each such amount disallowed by the taxing authorities.

Section 8. Construction and Definitions.

(a) Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code §§1-195 govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

(b) Unless otherwise provided in these Bylaws, and subject to any guidelines and procedures that the board may adopt from time to time, the terms “written” and “in writing” as used in these Bylaws include any form of recorded message in the English language capable of comprehension by ordinary visual means and may include electronic transmissions such as facsimile or e-mail provided that (i) for electronic transmissions from this corporation, this corporation has obtained an unrevoked written consent from the recipient to the use of those means of communication, (ii) for electronic transmissions to this corporation, this corporation has in effect reasonable measures to verify that the sender is the individual purporting to have

Amended & Restated Bylaws_The Audition, Inc. 22

sent the transmission, and (iii) the transmission creates a record that can be retained, retrieved, reviewed, and rendered into clearly legible tangible form.

ARTICLE IX
AMENDMENTS TO THE BYLAWS

Section 1. Amendment by Board of Directors or Shareholders. Except as otherwise required by law or by the Articles of Incorporation, these Bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors or by the holders of a majority of the outstanding shares entitled to vote.

[End of Document]

Amended & Restated Bylaws_The Audition, Inc. 23

EXHIBIT D TO FORM C

SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIPTION AGREEMENT

To:	The Audition, Inc.

3415 South Sepulveda Blvd. Suite 1000

Los Angeles, CA 90034

Ladies and Gentlemen:

The undersigned (“Investor”) hereby subscribes for the number and dollar amount (“Subscription Amount”) of Shares (defined below) of The Audition, Inc., a California corporation (the “Company”) as indicated on the signature page hereto.

WHEREAS, the Company is offering up to 5,000,000 shares of its Series B Common Stock (the “Shares”) at a price of $1.00 per Share, for proceeds up to $5,000,000, pursuant to its Form C, including Exhibits, as amended and/or supplemented from time to time (“Offering Statement”), filed with the Securities and Exchange Commission (“SEC”) under Regulation Crowdfunding promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, it is agreed as follows:

1. The Shares will be held by the Investor as indicated on the signature page hereto (e.g. individual, corporation, custodial account, community property, etc.).

2. To induce the Company to accept this subscription, the Investor hereby agrees and represents that:

A. Concurrent with the execution hereof, the Investor authorizes Enterprise Bank & Trust, as escrow agent for the Company (the “Escrow Agent”), to request the Subscription Amount from the Investor’s bank or other financial institution or the Investor has transferred funds equal to the Subscription Amount to the Escrow Agent concurrently with submitting this Subscription Agreement, unless otherwise agreed by the Company. All forms of payment must be payable to the Escrow Agent.

B. Within five (5) days after receipt of a written request from the Company, the Investor shall provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States or any other applicable jurisdiction.

C. The Company has entered into, and from time to time may enter into, separate subscription agreements with other Investors for the sale of Shares to such other Investors. The sale of Shares to such other Investors and this sale of the Shares shall be separate sales and this Subscription Agreement and the other subscription agreements shall be separate agreements.

D. The Company may elect at any time after twenty-one (21) days from the date of the Offering Statement, to close all or any portion of this offering on various dates (each a “Closing Date”); provided that, it has raised the target offering amount stated in the Offering Statement. The Company, or an agent thereof, will provide notice of each Closing Date at least five business days prior to such Closing Date. Investor may cancel an investment commitment until 48 hours prior to the Closing Date noticed to Investor. If Investor does not cancel his or her or its investment commitment before the 48-hour period prior to the Closing Date, Investor will not be permitted to cancel the investment and Investor’s funds will be released to the Company promptly upon the Closing Date and the Investor will receive Shares in exchange for his or her or its investment. Shares will be issued in book entry form.

E. The Investor understands the meaning and legal consequences of, and that the Company intends to rely upon, the representations and warranties contained in Sections 2, 3, 4 and 5 hereof, and the Investor hereby agrees to indemnify and hold harmless the Company and each and any manager, member, officer, employee, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Investor. The representations, warranties and covenants made by Investor herein shall survive the closing or termination of this Subscription Agreement.

3. The Investor hereby represents and warrants that the Investor is a “qualified purchaser,” as defined in 17 C.F.R. §§ 227.100, .504 for purposes of section 18(b)(3) of the Securities Act (15 U.S.C.
§ 77r(b)(3)), meaning the Investor is either:

A. an “Accredited Investor” as defined in Rule 501 of Regulation D (17 U.S.C. § 230.501) under the Securities Act and indicated on the U.S. Accredited Investor Certificate attached hereto; or

B. the Subscription Amount plus all other investments by Investor pursuant to Regulation Crowdfunding (Section 4(a)(6) of the Securities Act) during the twelve (12) month period preceding the date of this Subscription Agreement does not represent:

i. Where the Investor’s annual income AND net worth are both equal to or greater than $124,000, more than 10% of the greater of Investor’s annual income or net worth, subject to a maximum investment of $124,000.

ii. Where the Investor’s annual income OR net worth is less than $124,000, more than the greater of $2,500 or 5% of the greater of the Investor’s annual income or net worth.

iii. For this subparagraph, net worth is determined in the same manner as for an Accredited Investor.

4.   The Investor hereby further represents, warrants, acknowledges and agrees as follows, which representations and warranties will be true and correct as of Investor’s Closing Date:

A. The information provided by the Investor to the Company via this Subscription Agreement and its exhibits, schedules or appendices, or otherwise is true and correct in all respects as of the date hereof and the Investor hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

B. The Investor, if an individual, is over 18 years of age (or older if required by Investor’s state), and the address set forth above is the true residence and domicile of the Investor, and the Investor has no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership or other entity, the Investor has its principal place of business at the address set forth on the signature page.

C. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor further represents that Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

D. The Investor has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor.

E. Except as set forth in this Subscription Agreement, no representations or warranties have been made to the Investor by the Company or any partner, agent, employee, or affiliate thereof. The Investor has not relied on any communication of the Company, including information presented on the Company’s website or business/pitch deck, as investment or financial advice or as a recommendation to purchase the Shares. The Investor is making its own independent investment decision based on the information provided in the Company’s Offering Statement, and not based on any other documents or information generated by the Company or its existing Shareholders, directors, employees, or agents.

F. The Investor is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor has consulted its own advisers with respect to its proposed investment in the Company, as may be desired or advisable.

G. The Investor is not making this subscription in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

H. The Investor has the financial ability to bear the economic risk of the Investor’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies and has no need for liquidity in its investment.

I. The Investor acknowledges and understands that:

i.	The Shares are a speculative investment and involve a substantial degree of risk;

ii.	The Company does not have a significant financial or operating history;

iii.	The Shares are being offered pursuant to Regulation Crowdfunding under the Securities Act and have not been registered or qualified under any state blue sky or securities law; and

iv.	Any federal income tax treatment which may be currently available to the Investor may be lost through adoption of new laws or regulations, amendments to existing laws or regulations or changes in the interpretations of existing laws and regulations.

J.   The Investor has carefully reviewed and understands the Company’s Offering Statement, as amended or supplemented, and exhibits included therewith, including the “Risk Factors” contained in the Offering Statement.

K. The Investor represents and warrants that (i) the Shares are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct; (ii) the Shares are not being acquired, and will not be held, in violation of any applicable laws; (iii) the Investor is not listed on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control (“OFAC”); and (iv) the Investor is not a senior foreign political figure, or any immediate family member close associate of a senior foreign political figure.

L. If the Investor is an individual retirement account, qualified pension, profit sharing, or other retirement plan, or governmental plans or units (all such entities are herein referred to as a “Retirement Trust”), the Investor represents that the investment in the Company by the Retirement Trust has been authorized by the appropriate person or persons and that the Retirement Trust has consulted its counsel with respect to such investment and the Investor represents that it has not relied on any advice of the Company or its affiliates in making its decision to invest in the Company.

M. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which Investor is subject.

N. Investor has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed, and delivered, and constitutes the legal, valid, and binding obligation of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

O. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps [including registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)] with respect to facilitating trading or resale of the Shares. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares. Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares. Investor further understands and agrees that the Shares may not be transferred by Investor during the one-year period beginning at the Closing Date, unless such securities are transferred (i) to the Company; (ii) to an accredited Investor; (iii) as part of an offering registered with the U.S. Securities and Exchange Commission; or (iv) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstance. This provision will survive closing or termination of this Subscription Agreement.

5. Investor has accurately answered all questions on and completed the signature page hereto, U.S. Accredited Investor Certificate, AML Certificate, Subscriber Information Appendix and all other exhibits, appendices and schedules included herewith, each made a part hereof by reference.

6. Investor agrees that the Company may rely on the representations and warranties and other information provided by Investor.

7. It is understood that this subscription is not binding on the Company until accepted by the Company by signature of its authorized representative on the acceptance page hereto. The Company may terminate the offering at any time, and may accept or reject this subscription in whole or in part. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect with respect to the rejected subscription (or portion thereof), except for Section 2(D) hereof, which shall remain in force and effect.

8. The Company reserves the right to request such information as is necessary to verify the identity of the Investor. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), certain anti-money laundering laws or any other law or regulation to which the Company may be subject (the “Relevant Legislation”). In addition, by executing this Subscription Agreement the Investor authorizes the Company to provide the Company’s legal counsel and any other appropriate third party with information regarding the Investor’s account, until the authorization is revoked by the Investor in writing to the Company.

9. The Company represents and warrants to the Investor that:

A. The Company is duly formed and validly existing in good standing as a corporation under the laws of the State of California and has all requisite power and authority to carry on its business as now conducted.

B. The execution, delivery, and performance by the Company of this Subscription Agreement have been authorized by all necessary action on behalf of the Company, and this Subscription Agreement is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms.

C. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

10. Notwithstanding anything contained in this Subscription Agreement, Investor is not being asked to waive, and is not waiving, any right to bring a claim against the Company under the Securities Act or Securities Exchange Act of 1934, as amended; however, the Company may rely on the representations contained in this Subscription Agreement in defense of such claims, if applicable.

11. It is a condition precedent to the Company’s acceptance of this subscription that Investor executes and joins the Company’s Series B Common Stock Shareholder Agreement prior to or concurrent with submitting this subscription, including any power of attorney or Proxy of the Investor contained therein, executed in compliance with the laws of the state, province, or jurisdiction in which such agreements were executed and investor represents and warrants that he, she or it has so executed the Series B Common Stock Shareholder Agreement and agrees to be bound by its terms.

12. Miscellaneous.

A. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons or entity or entities may require.

B. This Subscription Agreement is not transferable or assignable by Investor without the prior written consent of the Company.

C. The representations, warranties, and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators, and successors, and shall inure to the benefit of the Company and its successors and assigns.

D. None of the provisions of this Subscription Agreement may be waived, changed, or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

E. The invalidity, illegality, or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality, or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

F. This Subscription Agreement constitutes the entire agreement between the Investor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

G. The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

H. This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

I.   No failure or delay by any party in exercising any right, power, or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

J.   Notice, requests, demands, and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, on the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery. All methods of transmission to be made to the respective parties at the addresses set forth on the signature page hereto with respect to the Investor and above on page 1 of this Subscription Agreement with respect to the Company, except that the Company will not accept notice by email or other electronic communication.

K. THE COMPANY WILL NOT BE LIABLE TO INVESTOR FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INVESTOR TELLS THE COMPANY IT MIGHT INCUR THOSE DAMAGES. There is no guarantee that an investment in the Company will generate a profit or return on investment, or that the Investor will not lose their entire investment. The Investor is advised to seek the advice of professional counsel, including tax, legal, and financial advisors, and the Investor is making its own independent decision on the suitability of an investment in the Company.

L. Investor agrees that the Company may deliver all notices, tax reports, and other documents and information to Investor by email or another electronic delivery method chosen by the Company. Investor agrees to tell the Company immediately if Investor changes its email address or home mailing address so the Company can send information to the new address.

M. Each of the parties hereto agrees that the transaction consisting of this Agreement and its exhibits, appendices and schedules (and, to the extent permitted under applicable law, each related agreement) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, related agreement) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such related agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such related agreement on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

N. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California as applied to contracts executed in and performed wholly within the State of California, without reference to principles of conflict of laws.

[EXECUTION PAGE FOLLOWS]

The Audition, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Stock of The Audition, Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

The Securities being subscribed for will be owned by, and should be recorded on the Corporation’s books as follows:

Full legal name of Subscriber (including	Number of securities: Common Stock
middle name(s), for individuals):	Aggregate Subscription Price: $0.00 USD

TYPE OF OWNERSHIP:

(Name of Subscriber)	If the Subscriber is individual:	If the Subscriber is not an individual:

By:	☐ Individual
(Authorized Signature)
☐ Joint Tenant
(Official Capacity or Title, if the Subscriber is not an individual)	☐ Tenants in Common
☐ Community Property

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	If interests are to be jointly held:

Name of the Joint Subscriber:

(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)	Social Security Number of the Joint Subscriber:

Check this box is the securities will be held in a custodial account: ☐

Taxpayer Identification Number	Type of account:

(Telephone Number)	EIN of account:

(Offline Investor)	Address of account provider:
(E-Mail Address)

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of
The Audition, Inc.
By:

Authorized Signing Office

U.S. INVESTOR QUESTIONNAIRE

EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The aggregate subscription amount of 0.00 USD (together with any previous investments in the Securities pursuant to this offering) does not exceed the Investor’s limit of 0.00 in this offering, not the Investor’s total limit for investment in offerings under rule Section 4(a)(6) of the Securities Act of 1933, as amended, being Regulation CF. in the last 12 months.

Aggregate subscription amount invested in this offering: 0.00 USD

The Investor either has ☐ or has not ☐ invested in offerings under Section 4(a)(6) of the Securities Act of 1933, as amended, being Regulation CF. in the last 12 months prior to this offering. If yes, the total amount the Investor has invested in offerings under Section 4(a)(6) of the Securities Act of 1933, as amended, being Regulation CF in the last 12 months prior to this offering is: USD

The Investor’s investment limit for this offering is: 0.00USD

The Investor’s investment limit for all offerings under Section 4(a)(6) of the Securities Act of 1933, as amended, being Regulation CF. in the last 12 months, including this offering is: 0.00USD

The Investor’s net worth (if not an accredited investor): USD

The Investor’s income (if not an accredited investor): USD

If selected (a) above, the Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth.

☐	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year.

☐	The Investor is an entity as to which all the equity owners are Accredited

☐	Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000.

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

CANADIAN ACCREDITED INVESTOR CERTIFICATE

TO: The Audition, Inc. (the “Corporation”)

The Investor hereby represents, warrants and certifies to the Corporation that the undersigned is an “Accredited Investor” as defined in Section 1.1 of National Instrument 45-106. The Investor has indicated below the criteria which the Investor satisfies in order to qualify as an” Accredited Investor”.

The Investor understands that the Corporation and its counsel are relying upon this information in determining to sell securities to the undersigned in a manner exempt from the prospectus and registration requirements of applicable securities laws.

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your legal advisor before completing this certificate.

In connection with the purchase by the undersigned Subscriber of the Purchased Common Stock, the Subscriber hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

a.	the Subscriber is, and at the Closing Time, will be, an “accredited investor” within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario), as applicable, on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category;

b.	the Subscriber was not created or is not used, solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

c.	upon execution of this Schedule B by the Subscriber, including, if applicable, Appendix 1 to this Schedule B, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a)	a Canadian financial institution, or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any Person referred to in paragraphs (a) or (b), if the Person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a Person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a Person referred to in paragraph (d);

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board,the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD $1,000,000;

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD $5,000,000;

☐	(k)	an individual whose net income before taxes exceeded CAD$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least CAD $5,000,000;

☐	(m)	a Person, other than an individual or investment fund, that has net assets of at least CAD $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor;

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a Person that is or was an accredited investor at the time of the distribution,(ii) a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment) and 2.19 (Additional investment in investment funds) of NI 45-106, or (iii) a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a Person acting on behalf of a fully managed account managed by that Person, if that Person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)	a registered charity under the Income Tax Act(Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors;

☐	(u)	an investment fund that is advised by a Person registered as an adviser or a Person that is exempt from registration as an adviser;

☐	(v)	a Person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or Ontario; or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

Definitions for Accredited Investor Certificate

As used in the Accredited Investor Certificate, the following terms have the meanings set out below:

a.	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

b.	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

c.	“financial assets” means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

d.	“fully managed account” means an account of a client for which a Person makes the investment decisions if that Person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

e.	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in Ontario, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

f.	“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

g.	“non-redeemable investment fund” means an issuer,

A.	whose primary purpose is to invest money provided by its securityholders,

B.	that does not invest,

i.	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

ii.	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

C.	that is not a mutual fund;

h.	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

i.	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

j.	“spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

k.	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a Person or company is an affiliate of another Person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same Person.

In NI 45-106 a Person (first Person) is considered to control another Person (second Person) if (a) the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, (b) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (c) the second Person is a limited partnership and the general partner of the limited partnership is the first Person.

RISK ACKNOWLEDGEMENT FORM (FORM 45-106 F9 )

Form for Individual Accredited Investors

WARNING! This investment is risky. Do not invest unless you can afford to lose all the money you pay for this investment.

Section 1 –TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

Type of Securities: Common Stock	Issuer: The Audition, Inc. (the “Issuer”)
Purchased from: The Issuer

Sections 2 to 4 –TO BE COMPLETED BY THE PURCHASER

This investment is risky. Initial that you understand that:	Your Initials

Risk of loss –You could lose your entire investment of $
Liquidity risk –You may not be able to sell your investment quickly –or at all.
Lack of information –You may receive little or no information about your investment.
Lack of advice –You will not receive advice from the salesperson about whether this investment is suitable for you unless the sales person is registered. The sales person is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your Initials

●	Your net income before taxes was more than CAD$200,000 in each of the 2 most recent calendar years, and you expect it to be more than CAD$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
●	Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than CAD$300,000 in the current calendar year.
●	Either alone or with your spouse, you own more than CAD$1 million in cash and securities, after subtracting any debt related to the cash and securities.
●	Either alone or with your spouse, you have net assets worth more than CAD$5 million. (Your net assets are your total assets (including real estate) minus your totaldebt.)

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and Last Name (please print):

Signature:
Date:

Section 5 –TO BE COMPLETED BY THE SALESPERSON

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and Last Name of Salesperson (please print):
Telephone:	Email:
Name of Firm (if registered):

Section 6 – TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6.For more information about this investment
For more information about this investment/the Issuer:

Company Name: The Audition, Inc.
Address: 9465 Garden Grove Boulevard, Garden Grove, CA,
Contact: Mira Howard
Email: mirachoward@gmail.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

INTERNATIONAL INVESTOR CERTIFICATE

FOR SUBSCRIBERS RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES

TO: The Audition, Inc. (the “Corporation”)

The undersigned (the “Subscriber”) represents covenants and certifies to the Corporation that:

i.	The Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

ii.	the issuance of the securities in the capital of the Corporation under this agreement (the “Securities”) by the Corporation to the Subscriber (or its disclosed principal, if any) may be effected by the Corporation without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

iii	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

iv	the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;

v	the applicable securities laws do not require the Corporation to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind what so ever in the international jurisdiction;

vi.	the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Corporation to be come subject to regulation in the Subscriber’s or disclosed beneficial subscriber’s jurisdiction, nor does it require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation;

vii.	the Subscriber will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

viii.	The Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request

The Subscriber acknowledges that the Corporation is relying on this certificate to determine the Subscriber’s suitability as a purchaser of securities of the Corporation. The Subscriber agrees that the representations, covenants and certifications contained to this certificate shall survive any issuance of Securities and warrants of the Corporation to the Subscriber.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:
(Signature)

Name:
(If signing on behalf of entity)

Title:
(If signing on behalf of entity)

AML Certificate

By executing this document, the client certifies the following:

If an Entity:

1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. if required, the documents uploaded to the DealMaker portal are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Client is the following type of Entity:

7. The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

All subscribers:

Deal Maker Account Number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker’s Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By:
(Signature)

Name of Signing Officer (if Entity):
Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

For the Subscriber and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2.	Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising director indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

Exhibit F

9/6/23, 1:10 PM Holly: Invest

Schedule Meeting | Email Us | (310) 744-6229 | Discussion | FAQ | **Invest Now**

entertainment industry.

Holly empowers a vibrant community to discover and elevate the best talent regardless of geography or socio-economic status.

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Holly is the product of Mira Howard, manager of multi-talented Academy Award-nominated actor, singer-songwriter, and record producer, Terrence Howard.

Holly emerges as a product of the over 50 years of combined experience that Mira and Terrence have in the entertainment industry. Pulling from the many successes, frustrations, and lessons they experienced, Mira built the Holly platform to specifically address the problems that have affected Hollywood for decades.

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present and future generations of entertainment talent with not only unwavering support and invaluable resources, but also an unprecedented level of transparency and artistic autonomy.

Holly is just more than a technology platform, it is a movement.

How Holly Works

Holly was conceived to revolutionize the current system, where aspiring talents are often reliant on representation like agents or managers who are willing to take a

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- Create account and profile
- Promote yourself
- Grow your fan base
- Load demo reels
- Post content
- Audition for roles
- Own your path to success

9:41
Holly
Spotlight
Following
Darlene Robertson

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- Finance new projects
- Execute deals & contracts

For Fans

- Discover emerging talent
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- Vote for and encourage talent and projects

Problems With the Entertainment Industry

Today's entertainment industry is broken, the power is concentrated in the hands of a few. As a result, diverse voices and creative talents often struggle to find representation and opportunities to thrive.

Only a few people control too many areas of the industry.

Most promising talents go undiscovered, simply due to a lack of access.

Many shows and movies never see the light of day.

Only a handful of curated content is ever made.

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"WE'RE SHEDDING THE ANTIQUATED HOLLYWOOD MODEL OF WHO YOU KNOW. IT'S MORE ABOUT WHAT YOU CAN DO. SO YOU NO LONGER HAVE TO GO TO HOLLYWOOD BECAUSE HOLLY NOW COMES TO YOU."

Terrence Howard

Brand Ambassador

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A fan base login offers the ability to explore and discover emerging talents, allowing fans to trace their journeys right from the outset. This platform empowers fans to actively participate, express support, and even gain access to merchandise, exclusive meet-and-greet opportunities, autographs, and the pride of being there from day one. Fans play a vital role by casting votes for auditions that their chosen artists are partaking in, contributing to their visibility and recognition. It's their enthusiastic engagement that fuels the growth of star power, visible on the industry-oriented Holly pro app.

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Wednesday
Acting Challenge. Film your best reenactment of this scene
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Talent

With Holly, you're in control until you're prepared to take the next step. Your journey

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From the industry perspective

The Holly Pro version of the app is tailored for industry professionals, encompassing producers, directors, casting directors, agents, talent managers, and studio executives. Within this platform, they can effortlessly access a roster of emerging artists vying for recognition. No longer will there be a need to sift through other social media outlets, plagued with uncertainty about artificially inflated popularity. This platform transcends the superficialities of filters and appearances, recognizing that becoming a star is multifaceted.

The Holly App will have a number of unique features for the industry, including:
- Facilitate direct interactions with talent,
- Send invitations to auditions and projects directly to artists,
- Exchange encouraging notes, fostering a sense of camaraderie and support along their journey,
- Gain insights into the popularity of projects through active artist participation, and
- Search and have access to information about talent availability and scheduling.

Holly also will be able to provide a comprehensive solution for securing funding for projects. Potential financiers can access the project overview right here, initiating direct engagement with the producers for more in-depth information. This direct connection enables producers to share the complete package, including intricate financial details, facilitating a streamlined and transparent process for securing funding.

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As your star power expands, invitations to audition for roles in projects, featuring established figures, will come your way. The unique teleprompter option allows auditioning from your phone without necessitating you to leave your current job. Fans can closely follow your evolution, engaging with you from your journey's inception.

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Holly is an innovative entertainment technology platform that seamlessly bridges the gap between talent and crucial resources.

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Offering Type

$25,000

Minimum Target Raise Amount

Common Stock

$2.5M

Maximum Raise Amount

Reg CF

Regulation

Rewards

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$1,000+

Rewards

- ✓ 5% Bonus Shares

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Tier 2

$2,500+

Rewards

- ✓ 5% Bonus Shares
- ✓ Framed Holly™ signed by Terrence Howard

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Tier 3

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- ✓ Framed Holly™ signed by Terrence Howard

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Tier 4

$10,000+

Rewards

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- ✓ Framed Holly™ signed by Terrence Howard
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$25,000+

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"WITH HOLLY, WE'VE BUILT A PLATFORM THAT WILL SERVE AS A BRIDGE INTO THE ENTERTAINMENT INDUSTRY."

Mira Howard

Co-Founder, CEO

How Holly plans to make money

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- Charge referral fees or commissions to third-party marketplace professionals (casting, insurance, and other professional services)
- Work with advertisers and sponsors
- Event ticket and merchandise sales

“I LIED ON MY RESUME TO GET MY FIRST GIG ON THE COSBY SHOW, IT WAS THE ONLY WAY THEY WOULD EVEN CONSIDER ME."

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Actor, Brand Ambassador

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+13M

Talent/Artists

+25K

Producers

Holly is a Global Platform

We are bringing together the world's producers, creators, talent, and, most importantly, fans.

Holly will lead it by providing everyone access.

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We are Holly

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Frequently Asked Questions

Why invest in startups?

How much can I invest?

How do I calculate my net worth?

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When will I get my investment back?

Can I sell my shares?

Exceptions to limitations on selling shares during the one-year lockup period:

What happens if a company does not reach their funding target?

How can I learn more about a company's offering?

What if I change my mind about investing?

How do I keep up with how the company is doing?

What relationship does the company have with DealMaker Securities?

The Holly Team

A Team with Deep Entertainment, Media, and Technology Experience

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Mira Howard

CEO, Co-founder

Terrence Howard

Brand Ambassador

Anthony Kelani

CTO, Advisor

Tony DeNiro

Chief Cultural Officer

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Christopher Louie

Chief Content Officer

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© 2023 The Audition, Inc. All rights reserved.

This website contains forward-looking statements. These statements may include the words "believe", "expect", "anticipate", "intend", "plan", "estimate", "project", "will", "may", "targeting" and similar expressions as well as statements other than statements of historical facts including, without limitation, those regarding the financial position, business strategy, plans, targets and objectives of the management of The Audition, Inc. (the "Company") for future operations (including development plans and objectives). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may affect the Company's ability to implement and achieve the economic and monetary policies, budgetary plans, fiscal guidelines and other development benchmarks set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding the Company's present and future policies and plans and the environment in which the Company will operate in the future. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this presentation. The forward-looking statements in this website speak only as of the date of the Company's initial Form C, and the Company expressly disclaims to the fullest extent permitted by law any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Equity crowdfunding investments in private placements, and start-up investments in particular, are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest. Companies seeking capital through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in their industries. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations, or that any past performance is indicative of future performance. Further, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns.

The Company strongly urges you, as a prospective investor, to consider the fact that investing in startups, early-stage businesses, or any other venture such as the Company through equity crowdfunding is speculative in nature and carries significant risks, including, without limitation, illiquidity, dilution, decline in value of your investment, and the loss of all of your

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shall the Company be liable for any special, incidental, indirect, or consequential damages whatsoever arising from or in connected to any loss of investment or the accuracy or reliability of any forward-looking statements in this website, however caused, and on any legal or equitable theory of liability, even if the Company has been advised of the possibility of such damages. The Company recommends that you consult with a professional consultant before making investment decisions.
DealMaker Securities LLC, a registered broker-dealer, and member of FINRA | SIPC, located at 105 Maxess Road, Suite 124, Melville, NY 11747, is the Intermediary for this offering and is not an affiliate of or connected with the Issuer. Please check our background on FINRA's BrokerCheck. DealMaker Securities LLC does not make investment recommendations. DealMaker Securities LLC is NOT placing or selling these securities on behalf of the Issuer. DealMaker Securities LLC is NOT soliciting this investment or making any recommendations by collecting, reviewing, and processing an Investor's documentation for this investment. DealMaker Securities LLC conducts Anti-Money Laundering, Identity and Bad Actor Disqualification reviews of the Issuer, and confirms they are a registered business in good standing. DealMaker Securities LLC is NOT vetting or approving the information provided by the Issuer or the Issuer itself. Contact information is provided for Investors to make inquiries and requests to DealMaker Securities LLC regarding Regulation CF in general, or the status of such investor's submitted documentation, specifically. DealMaker Securities LLC may direct Investors to specific sections of the Offering Circular to locate information or answers to their inquiry but does not opine or provide guidance on issuer related matters. The Holly platform is currently in the Beta phase with a full launch targeted for Q4, 2023, provided that the Company will have a successful Capital Raise.
Terrence Howard is a director and consultant of The Audition, Inc. and is compensated by the issuer for his services. Payment is made through the payment of cash. As of April 12, 2023, approximately $433,333 of deferred compensation accrued, payable to QH Ventures, LLC (QHV). Additional compensation may continue to accrue for the benefit of Mr. Howard. Mira Howard, a director and the COO and Secretary of the issuer, is also entitled to receive compensation for her services, and such compensation is payable to QHV. Although the issuer is not directly compensating Mr. Howard for his publicizing of the offering, QHV owns 76.5% of the issuer's Series A Common Stock and have an interest in the success of the issuer's offering.

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EXHIBIT G TO FORM C

SERIES A COMMON STOCK BUY-SELL AGREEMENT

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

SHAREHOLDER BUY-SELL AGREEMENT
(The Audition, Inc.)

THIS SHAREHOLDER BUY-SELL AGREEMENT ("Agreement") is made effective on April 6, 2021 at Los Angeles, California, by and among The Audition, Inc., a California corporation (the "Company"), and QH Venture, LLC, a Delaware limited liability company, ISBX, a California corporation, JNK Accountancy Group, LLP, a California limited liability partnership, and Tammy M. J. Hong, an individual (individually, "Shareholder," collectively, "Shareholders").

RECITALS

WHEREAS, Shareholders own all of the issued and outstanding stock of the Company. Each Shareholder owns the number of issued shares shown below:

QH Venture, LLC	800
ISBX	100
JNK Accountancy Group, LLP	50
Tammy M. J. Hong	50

WHEREAS, Shareholders recognize that the Company's success will be driven by the close working relationship and cooperation existing among them and that the Company requires their active interest and support;

WHEREAS, it is not advisable to permit a significant portion of the Company's stock to be purchased or owned by persons who will not be actively engaged in the Company's business; and

WHEREAS, Shareholders and the Company therefore desire to place certain limitations on ownership of interests in the Company by parties not willing or able to contribute to the Company's success by restricting the transfer of interests in the Company's stock.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement, the following words and phrases, wherever capitalized, have the meanings indicated below:

1.1. "Adoption Agreement" means an agreement in which a proposed transferee of Shares adopts the terms and conditions of this Agreement as a condition precedent to an effective transfer of Shares.

1.2. "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

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Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

1.3. "Date of Valuation" means the day preceding the earlier of (a) the actual day that a Disposition occurs; or (b) the actual day that any event that triggers a right to require a Disposition occurs.

1.4. "Disabled" or "Disability" means a determination by three competent medical doctors (one of whom being the personal physician of the Shareholder involved, if the Shareholder has a personal physician) that a Shareholder has become (i) mentally incompetent, (ii) incapable of managing his or her own affairs, or (iii) totally disabled, and such condition continues for a period of two (2) years from the date initially determined, or for an aggregate of two (2) years during any continuous five-year period. In either case, the Disability shall be deemed to have "occurred" on the date that the determination of Disability is first made.

1.5. "Disabled Shareholder" means a Shareholder or a Shareholder's Principal, who is Disabled under the definition in Section 1.4

1.6. "Disposition" of "Dispose" means any assignment, transfer, sale, exchange, conveyance, disposition, pledge, hypothecation, gift, testamentary disposition, or encumbrance, whether voluntary, involuntary, by operation of law, or under this Agreement.

1.7. "Fair Market Value" means the value of the Share as determined under Section 8 of this Agreement.

1.8. "Offering Shareholder" means any Shareholder who offers its Shares to the Company or other Shareholders under the provisions of this Agreement for reasons other than death, disability, or involuntary transfer

1.9. "Principal" means an individual who holds the majority interest in a Shareholder entity.

1.10. "Purchasing Shareholder" means a Shareholder who purchases the Shares of another Shareholder under this Agreement.

1.11. "Selling Shareholder" means a Shareholder who Disposes of all or part of its Shares under this Agreement.

1.12. "Share" or "Shares" means the shares of the Company's common stock, whether authorized, issued, or outstanding, or to be authorized, issued, or outstanding in the future, and also any and all rights of whatever character, existing now or in the future, to acquire such common stock.

2. Permitted Transfers. Notwithstanding any other provision of this Agreement, each Shareholder may transfer all or any part of its Shares to or from a grantor trust, to the Shareholder's spouse and lineal descendants, or to an entity in which Shareholder holds the majority interest. Any Shares transferred under this Section 2 shall be treated for all purposes of this Agreement as if still owned by and standing in the transferring Shareholder's name and shall remain subject to all of this Agreement's provisions. Each transferee shall promptly execute an

2

Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

Adoption Agreement, in the form that the Company shall designate, binding the transferee to the terms and conditions of this Agreement.

3. Transfers Subject to Agreement. Disposition of any Shares shall be subject to the Company's and Shareholders' rights set forth in this Agreement and Shareholders shall not Dispose of any Shares as long as the Company or other Shareholders have the right hereunder to repurchase or acquire such Shares. Any purported Disposition of any Shares or creation of any right, title or interest in any Shares that does not comply with the terms and conditions of this Agreement shall be void and ineffective to Dispose of or create any right, title, or interest in the Shares.

4. Right of First Refusal. Should a Shareholder desire to Dispose of any Shares, or if a Shareholder receives an offer from a third party to purchase all or any portion of its Shares, or should any pledgee give notice of its intent to foreclose on a pledge secured by Shares, the Shareholder shall first offer the Shares to the Company and other Shareholders in accordance with the following procedures:

a. The Offering Shareholder shall deliver a written notice of the third-party offer or foreclosure notice to the Company's secretary. The notice shall include a copy of the third-party offer or foreclosure notice and state the price, terms, and conditions of the third-party offer.

b. Within 30 days following the Company's receipt of notice from the Offering Shareholder, the Company shall either consent or not consent to any pledge, hypothecation, or encumbrance of the Shares. As to any other transaction, the Company shall have the prior right to purchase all or any whole number of the Shares offered at the price and on the terms and conditions stated in the notice, provided that the Company is legally able to purchase the Shares at that time under applicable law.

c. Should the Company fail to purchase all of the offered Shares at the expiration of the 30-day period, or should the Company determine to purchase none or only a portion of the offered Shares, the Company's secretary shall, within 5 days thereafter, mail or deliver to other Shareholders a copy of the notice from the Offering Shareholder and include a notice of the number of Shares available for acquisition by other Shareholders.

d. Each non-Offering Shareholder shall then have the right to purchase the Shares specified in the secretary's notice in proportion to such Shareholder's then present holdings, without taking into account the Shares offered by the Offering Shareholder. Thus, for example, if at the time of the secretary's notice, a non-Offering Shareholder's Shares amounts to 20% of the total issued and outstanding Shares, such Shareholder shall have the right to purchase 20% of the Shares available for acquisition as set forth in the secretary's notice.

e. Each non-Offering Shareholder may exercise its right to purchase the offered Shares by delivering to the secretary a written notice within 15 days from the date of the secretary's notice given under Subsection (c) above, stating the Shareholder's intent to purchase its proportionate number of the Shares. If a Shareholder declines to purchase its

3

Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

proportionate number of shares, then the remaining non-Offering Shareholders shall have the right to purchase their pro rata share of such declined Shares. The transfer of the Shares from the Offering Shareholder to a non-Offering Shareholder under this Subsection (e) shall be completed by no later than 45 days from the non-Offering Shareholder's notice of its intent to purchase the offered Shares.

f. In the event that the Company and other non-Offering Shareholders decline to purchase any of the offered Shares at the offered price and terms, the Offering Shareholder shall then have the right to Dispose of any of such declined Shares to the prospective purchaser for the amount and on the same terms and conditions stated in the Offering Shareholder's notice to the Company. In the event that the Disposition of the declined Shares is made on terms and conditions (including purchase price) different from that offered to the Company and other Shareholders, such Disposition shall be deemed non-compliant and in breach of this Agreement and shall be void and ineffective. Moreover, should the Disposition to a third party purchaser not occur within 60 days following the last day by which the Company and non-Offering Shareholders may exercise the right to purchase the Shares, any Disposition of the Shares shall again be subject to provisions of this Section 4.

4.1. Condition Precedent to Disposition. If a Shareholder desires to Dispose of shares under Section 4 of this Agreement, then before the effective date of Disposition of those Shares, as a condition precedent, the proposed transferee must execute an Adoption Agreement in a form designated by the Company, binding the proposed transferee to the terms and conditions of this Agreement with respect to the Shares acquired by the proposed transferee.

4.2. Loan Repayments. If a Shareholder Disposes of all or any of its Shares except as provided under Section 4, any loans the Company may have issued to such Shareholder shall be immediately due and payable, and fully repaid (including all interest accrued thereon) within 30 days of the Disposition. Shareholders intend that this Section 4.2 shall supersede any and all payment provisions in any loan documents, including promissory note, whether entered into before or after the effective date of this Agreement.

5. Involuntary Transfers; Option. If all or any part of a Shareholder's Shares are subjected to any transfer not voluntarily made by the Shareholder (including transfers under operation of law, judicial process, and proceedings in bankruptcy or receivership, whether voluntary or involuntary), the Company shall have an option to acquire any or all of the Shares subject to such involuntary transfer. This option shall commence on the date the Company receives notice of such involuntary transfer, and the option shall be exercised within 90 days of the notice. the Company shall have the power to assign its purchase option to all nonaffected Shareholders, who may purchase the offered Shares pro rata, in accordance with their then percentage interests relative to other remaining Shareholders. The option price shall be determined under Section 8 and the terms of payment shall be as provided in Section 9 of this Agreement.

4

Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

6. Purchase on Death or Disability. On the occurrence of a Shareholder's death or Disability, whichever may occur first, the affected Shareholder and its personal representative, trustee, or transferee, as the case may be, shall sell to the Company and the Company shall have the option but not the obligation to purchase all Shares now owned or acquired in the future by the Shareholder at their Fair Market Value. The Company shall have the right to assign its right to purchase Shares to the non-Selling Shareholders, who may purchase the Shares in proportion to their interests in the Company. In the event that neither the Company nor non-Selling Shareholders are able to purchase the Shares of the deceased or Disabled Shareholder at the Fair Market Value, and upon delivery of a written notice declining to exercise their right to purchase the Shares, the deceased or Disabled Shareholder shall have the right to sell the Shares to any third parties. For the purposes of this Agreement, if a Shareholder is not a natural person, death or Disability of a Shareholder means that of its Principal.

7. Life Insurance. The Company shall have the right, but not an obligation, to maintain life insurance on the lives of any Shareholders for the purpose of purchasing a deceased Shareholder's interest under Section 6. For the purposes of this Section 7, if a Shareholder is not a natural person, the Company shall have the right, but not an obligation, to maintain life insurance on the life of the Principal of said Shareholder, and "life of a Shareholder" (or words of similar meaning) shall mean life of the Principal of such Shareholder. Each Shareholder agrees to permit the Company at any time, and from time to time, to insure his or her life under a policy or policies of insurance issued by an insurance company or companies mutually agreeable to the Shareholder and the Company. Each Shareholder agrees to cooperate fully by performing all of the requirements of the life insurance company or companies that are necessary conditions precedent to the issuance of life insurance policies. Further, each Shareholder shall do any and all acts and things and execute and deliver any and all instruments, papers, and documents reasonably required by the Company, the other Shareholder(s) or the insurance company or companies for the purposes of applying for, obtaining, maintaining, canceling, converting, assigning all or any part of, reinstating, or liquidating the insurance policies or collecting the proceeds from them, including but not limited to, any actions necessary to vest in the respective Shareholder(s), any and all rights, powers, and privileges, options, and benefits to or under the insurance policies.

8. Determination of Fair Market Value. The Fair Market Value per Share of the Company shall be computed on the basis of the following formula: (a) One and one-half times the Company's average annual gross revenue, net of refunds and rebates, for the two (2) full calendar years before the Date of Valuation; (b) Plus the book value of all of the Company's assets (exclusive of goodwill and other intangible assets) as of the month end preceding the Date of Valuation); (c) Less the book value of all of the Company's liabilities as of the month end preceding the Date of Valuation; (d) Less the recorded and unrecorded liability (to the extent not otherwise considered above) of any outstanding payments that would be due to selling Shareholder for deferred compensation, if any, on the last day of the fiscal year preceding the Date of Valuation; (e) Less any insurance proceeds, if any, on the life of the Selling Shareholder that may have been included in the above calculation; and (f) Divided by the total number of Shares outstanding in the Company.

Unless otherwise provided in this Agreement, the book value of the Company's assets and liabilities shall be determined in accordance with generally accepted accounting principles,

5

Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

maintained on a consistent basis. Any Shareholder shall have a right to protest the book value of assets and liabilities utilized in accordance with the determination of the Fair Market Value provided in this Section 8, and on mutual agreement, the parties shall appoint an independent certified public accountant selected by the Company to review the books and records of the Company and issue a "reviewed" financial statement to be utilized in accordance with the provisions of this Agreement.

9. Payment Terms. The purchase price for any Shares purchased under this Agreement shall be paid at the discretion of the purchaser either in cash in full or through a cash down payment and delivery of a promissory note secured by the Shares being purchased. If the purchase price is not paid in full in cash, the minimum down payment shall be not less than 10% percent of the total purchase price, with the balance payable by a promissory note. Any promissory note shall provide for equal quarterly payments of principal and interest over a term not to exceed four (4) years and shall bear interest at a rate of 5% per annum. The note shall be subject to prepayment in whole or in part at any time without penalty. If there is a default in payment of any installment when due, and if that default continues for a period of 30 days after the maker receives notice of default from the holder, the whole sum of principal and interest shall be immediately due and payable at the holder's option. The note shall provide for payment of attorney fees and costs of suit by the maker should any legal action for collection be commenced and the holder prevail in the action. The note shall be secured by the Shares purchased. The closing of any purchase of Shares contemplated by this Agreement shall occur within 45 days of the events triggering the purchase, unless otherwise provided in this Agreement or agreed to by the parties.

10. Legend on Shares. Each certificate for Shares subject to this Agreement, whether now existing or issued in the future, shall be temporarily surrendered to the Company for endorsement of the following legend on its face:

> TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND IS SUBJECT TO A SHAREHOLDER BUY-SELL AGREEMENT DATED APRIL ___, 2021.

11. After-Acquired Shares. Any Shares acquired by a Shareholder after the execution of this Agreement shall be subject to the provisions of this Agreement to the same extent as the Shares owned by that Shareholder on the date of this Agreement.

12. Will or Trust Provisions. Each Shareholder agrees to amend his or her existing will or trust to include, or to execute a new will or trust that includes, a provision directing the executor or trustee to carry out the terms and conditions of this Agreement with respect to any Shares of the Company included in the Shareholder's probate or trust estate. Each Shareholder further agrees that if any amended or new will or trust is later amended or revoked, any additional new or amended instrument shall include these same provisions.

13. Separation or Divorce Affecting Shareholders; Consent. If there is a legal separation or divorce between any Shareholder and his or her spouse or domestic partner, the Shareholder shall make provisions in any property settlement agreement as may be necessary to eliminate any interest of the Shareholder's spouse or domestic partner in the Company's Shares.

6

Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

If any Shareholder fails to take these steps or is unable to do so, then the Shareholder and his or her spouse or domestic partner shall be obligated to sell all of their Shares, and the Company and the other Shareholders shall have the right to purchase the Shares in accordance with the provisions of this Agreement governing purchases at death.

13.1. Consent of Spouse or Domestic Partner. By executing this Agreement, each Shareholder represents and warrants that he or she has secured consent of his or her spouse or domestic partner to enter into and fully perform his or her obligations under this Agreement. Each Shareholder shall obtain the signature of his or her spouse or domestic partner on a consent form reasonably required by the Company.

15. Order of Purchase. In the event both the Company and the Purchasing Shareholders are purchasing from a Selling Shareholder or from the estate of a deceased Shareholder, the purchases shall be made simultaneously or the Company's purchase shall be made after the Purchasing Shareholders' acquisition. If the Company purchases Shares from a Selling Shareholder or from the estate of a deceased Shareholder, the Company's purchase of the Shares shall be accomplished so that there will be no attribution under the Code §318 that would cause the Company's purchase to fail to meet the provisions of the Code §302(b)(2) or §302(b)(3). Before the purchase of any Shares, tax counsel for the Company and the Selling Shareholder and the estate shall be consulted regarding how the Company shall purchase the Shares. If tax counsel determines at that time that the requirements of the Code §302(b)(2) or §302(b)(3) will not be met, Shareholders and the Company shall use their best efforts to restructure the Share purchase as may be reasonably necessary to meet the requirements of these Code sections, provided, however, that any such restructuring shall not cause any change to the per Share purchase price or payment terms provided in this Agreement.

16. Conditions to Closing. As a condition precedent to initial issuance of the Shares or the closing of any purchase of Shares under this Agreement, Selling Shareholder, whose Shares are purchased for any reason other than his or her death or disability, covenant as set forth herein below. If a Shareholder is not a natural person, such Shareholder shall cause its Principal to be bound by the covenants and obligations set forth herein.

16.1. Covenant Not to Compete. In consideration of the promises in this Agreement and the any payments tendered by the Company or Purchasing Shareholder to Selling Shareholder, Selling Shareholder shall not engage in or participate in any business similar to the

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Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

business of the Company, either directly or indirectly, as a partner, shareholder, officer, director, employee, consultant, independent contractor, or agent, within the United States for a period of 36 months after the date of a purchase of Shares triggered other than by reason of the Selling Shareholder's death or Disability. It being acknowledged and agreed that the nature and character of the Company's business is such that direct or indirect competition cannot be limited geographically, the geographically limitation set forth herein shall be presumed reasonable. As used in this section, the phrase "engage in or participate in any business" shall mean having a principal place of business, selling and marketing good and services, or targeting the Company's members and customers located in the aforementioned geographic location.

16.2. Purchase of Goodwill. Moreover, parties acknowledge and agree that purchase by the Company and/or Purchasing Shareholders of the entire interest of the Selling Shareholder in the Company includes substantial goodwill of the Company within the meaning of Business and Professions Code §§16600 and 16601.

16.3. Confidentiality. The obligations set forth in this Section 16.3 shall survive the purchase and Disposition of any Shareholder's Shares under this Agreement. Shareholders shall hold in the strictest confidence, and shall at no time, without the prior written consent of the Company, during the term of this Agreement and at any time in the future, use for themselves or others, or disclose to others, directly or indirectly, any material confidential information, trade secrets, or other proprietary matters in any way relating to the business of the Company or its affiliates. Such information includes data, methods, and other records, work in progress, business and trade secrets, customer lists, pricing information, and other proprietary matters that have come to the attention of any Shareholder during the course of its association with the Company. This clause does not include any information in the public domain or that becomes part of the public domain through no fault of a Shareholder. All notes, memorandums, files, records, writings, and other documents that a Shareholder has prepared, used, or come into contact with during its ownership of Shares or employment with the Company that relate to or are useful in any manner to the business conducted by the Company, shall remain the sole and exclusive property of the Company. No Shareholder shall remove from the Company's premises the original or any reproduction of any material or information without prior written consent of the Company. All such records, lists, material, and information in a Shareholder's possession or under a Shareholder's custody or control shall be immediately turned over to the Company on the termination of the Shareholder's service for or interest in the Company.

17. Termination. This Agreement, and the rights and obligations of the parties under it, shall terminate immediately, without further obligation or liability, on the first to occur of the following events: (a) on the adjudication of the Company as bankrupt or the appointment of a receiver or debtor in possession for all or substantially all of its assets, whether voluntarily or involuntarily, (b) on the Company's effecting a reorganization or composition (such as a bankruptcy or similar reorganization) or executing a general assignment for the benefit of its creditors, whether voluntarily or involuntarily, (c) on dissolution of the Company or on the Company's ceasing to function for any reason as a going business concern, whether voluntarily or involuntarily, (d) on vote by Shareholders owning a 85% percent majority of the outstanding Shares of the Company, (e) on the consummation of the Company's "Initial Public Offering." For purposes of this Agreement, "Initial Public Offering" means the Company's first firm

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Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

commitment to an underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the sale of the Company's common stock at a price per share of not less than $99.00 and an aggregate offering price of not less than $500 million. Provided, however, that nothing in this Section shall affect or impair any party's rights that have vested, under this Agreement or otherwise, before the occurrence of any of the specified events of termination.

18. Waiver of Conflicts of Interest. Shareholders and the Company acknowledge that: (1) Tammy M. J. Hong ("Hong") is also attorneys practicing law as members of the law firm of Demetriou, Del Guercio, Springer & Francis, LLP ("DDSF"); (2) DDSF (including Hong in her capacity as members of DDSF) has provided certain legal services to the Company, and it is anticipated that DDSF will provide certain legal services to the Company relating to the corporate governance in the future; and (3) DDSF has provided and will continue to provide legal services to certain Shareholders and their affiliates regarding matters unrelated to the Company; and (4) the requirements of Rule 1.7 of the California State Bar Rules of Professional Conduct have been satisfied in connection with DDSF's legal services to the Company and certain Shareholders. Each Shareholder and the Company further acknowledges, represents, and agrees that: (a) the requirements of Rule 1.8.1 of the California State Bar Rules of Professional Conduct have been satisfied in connection with Hong's participation as a Shareholder of the Company; (b) neither DDSF nor Hong has provided legal representation or advice (including, without limitation, tax advice) to the Company or any Shareholder relating to the respective rights and obligations of Shareholders of the Company and the preparation of and the matters set forth in this Agreement (or any agreements to be entered among the Company and Shareholders referred to herein); it being understood that Hong's participation in the preparation of this Agreement has been in her capacity as prospective Shareholder of the Company and not as legal counsel for the Company or any Shareholder, and such participation shall not be construed, or relied upon, as legal or tax advice to the Company or any Shareholder; (c) the Company and each Shareholder have been advised to seek the advice of independent legal and tax counsel regarding the preparation of this Agreement (including the respective rights and obligations of Shareholders), and have sought and obtained such advice of independent legal and tax counsel to the extent that the Company or such Shareholder has deemed appropriate; (d) the Company and Shareholders have provided their informed written consent to the matters set forth herein and in that certain conflicts waiver letter from DDSF dated April 8, 2021; and (e) any actual or potential conflicts of interest that may arise or exist in connection with DDSF's legal representation and the participation of Hong as described herein and in said conflicts letter are fully and forever waived by the Company, each Shareholder and their respective affiliates.

19. Notice to Successor. Any notice that any party is required or permitted to give to a Shareholder under this Agreement may, in the event of the Shareholder's death or incompetency, be given to his or her personal representative or other successor.

20. Binding on Successors. This Agreement shall be binding on and shall inure to the benefit of the parties to the Agreement and their respective heirs, legal representatives, successors, and assigns.

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Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

21. Equitable Relief. Shareholders acknowledge and agree that a breach or violation of any of the terms, covenants or other obligations under this Agreement by any Shareholder will result in immediate and irreparable harm to the Company in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the Company. Therefore, the failure on the part of any Shareholder to perform all of the terms, covenants and obligations established by this Agreement will give rise to a right to the Company to obtain enforcement of this Agreement in any state or federal court by a decree of specific performance or appropriate injunctive relief prohibiting the violation of the terms of this Agreement. This remedy is cumulative and in addition to any other remedy the Company may have.

22. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company upon any breach, default or noncompliance of a Shareholder or any transferee under this Agreement, will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or Shareholder of any breach, default or noncompliance under this Agreement or any waiver on the Company's or a Shareholder's part of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law or otherwise afforded to the Company and Shareholder, will be cumulative and not alternative.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. Parties agree that this Agreement may be executed and delivered by DocuSign, facsimile, or email attachment signature and transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
The Audition, Inc., a California corporation

By: ______________________
Kelly Chu,
Chief Executive Officer

10
Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 8DFD0434-16C0-4245-9B98-993E150ED20D

SHAREHOLDERS:

QH Venture, LLC, a Delaware limited liability company

By: ______04D4333F0C954F1...______
Mira Howard,
Manager

ISBX, a California corporation

By: ______807F331D9B5C448...______
Kelly Chu,
Chief Executive Officer

JNK Accountancy Group, LLP, a California limited liability partnership

By: ______80BAEF601A264F2...______
Andrew Je,
Managing Partner

______0C78ABA278B244F...______
Tammy M. J. Hong, an individual

11

Shareholder Buy-Sell Agreement_The Audition, Inc.

DocuSign Envelope ID: 95BB7FF1-2614-4E81-814D-08A6FB7FBC99

AMENDMENT TO SHAREHOLDER BUY-SELL AGREEMENT
(The Audition, Inc.)

THIS AMENDMENT TO SHAREHOLDER BUY-SELL AGREEMENT ("Amendment") is made effective on May 21, 2021 at Los Angeles, California, by and among The Audition, Inc., a California corporation (the "Company"), and QH Venture, LLC, a Delaware limited liability company, ISBX, a California corporation, JNK Accountancy Group, LLP, a California limited liability partnership, and Tammy M. J. Hong, an individual (individually, "Shareholder," collectively, "Shareholders").

RECITALS

WHEREAS, Shareholders entered into that certain Shareholder Buy-Sell Agreement dated April 6, 2021 ("Original Agreement") (Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Original Agreement.);

WHEREAS, the Original Agreement reflects that the Company has issued certain shares of the Company's stock to the Shareholders and the Shareholders are owners of such issued and outstanding shares;

WHEREAS, the Original Agreement reflects issuance of shares that is erroneous and the Company has taken steps to correct such mistake and to issue corrected number of shares to each Shareholder.

NOW, THEREFORE, the parties agree as follows:

1. Corrected Number of Shares Issued. Shareholders own all of the issued and outstanding stock of the Company. As of the date of this Amendment, each Shareholder owns the number of issued shares shown opposite their names:

QH Venture, LLC, a Delaware limited liability company	320,000
ISBX, a California corporation	40,000
JNK Accountancy Group, LLP, a California limited liability partnership	20,000
Tammy M. J. Hong, an individual	20,000

2. No Other Amendments. Except as otherwise provided in and amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

1
Amendment to Shareholder Buy-Sell Agreement_The Audition,

DocuSign Envelope ID: 95BB7FF1-2614-4E81-814D-08A6FB7FBC99

instrument. Parties agree that this Amendment may be executed and delivered by DocuSign, facsimile, or email attachment signature and transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
The Audition, Inc., a California corporation

By: ________________________
Kelly Chu,
Chief Executive Officer

SHAREHOLDERS:

QH Venture, LLC, a Delaware limited liability company

By: ________________________
Mira Howard,
Manager

ISBX, a California corporation

By: ________________________
Kelly Chu,
CEO

JNK Accountancy Group, LLP, a California limited liability partnership

By: ________________________
Andrew Je,
Managing Partner

____
Tammy M. J. Hong, an individual

2
Amendment to Shareholder Buy-Sell Agreement_The Audition,

DocuSign Envelope ID: 0F94CDB5-9E34-4A76-A465-1031E2948EF7

SECOND AMENDMENT TO SHAREHOLDER BUY-SELL AGREEMENT
(The Audition, Inc.)

THIS SECOND AMENDMENT TO SHAREHOLDER BUY-SELL AGREEMENT ("Amendment") is made effective on March 10, 2023 at Los Angeles, California, by and among The Audition, Inc., a California corporation (the "Company"), and QH Venture, LLC, a Delaware limited liability company, ISBX, a California corporation, JNK Accountancy Group, LLP, a California limited liability partnership, Tammy M. J. Hong, an individual, and Brndmkrs Venture Studio, LLC, a California limited liability company (individually, "Shareholder," collectively, "Shareholders").

RECITALS

WHEREAS, Shareholders entered into that certain Shareholder Buy-Sell Agreement dated April 6, 2021 ("Original Agreement"), later amended by that certain Amendment to Shareholder Buy-Sell Agreement dated May 21, 2021 (as amended, "Buy-Sell Agreement") (Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Original Agreement.);

WHEREAS, the Buy-Sell Agreement contemplated that the there will be only a limited number of shareholders and only one class of common stock;

WHEREAS, on or about March 8, 20223, the Company filed or caused to be filed that certain Amended and Restated Articles of Incorporation, which instrument provides, among other things, Series A Common Stock and Series B Common Stock (as such terms are defined in the Amended and Restated Articles of Incorporation, and that each one share of the Company's Common Stock that is issued and outstanding prior to the effective time of the filing of the Amended and Restated Articles of Incorporation is and shall be reclassified and exchanged into ten fully paid, nonassessable shares of Series A Common Stock; and

WHEREAS, it is the intent of the Shareholders and the Company that the Buy-Sell Agreement shall be applicable to only those shareholders holding Series A Common Stock.

NOW, THEREFORE, the parties agree as follows:

1. Applicability of the Buy-Sell Agreement; New Shareholder Agreement. It is hereby acknowledged and agreed that the Buy-Sell Agreement shall be applicable and be binding on only the shareholders of the Company holding Series A Common Stock. It is further acknowledged and agreed that the Company may require another shareholder agreement with different terms and conditions for such other shareholders holding Series B Common Stock or other classes of stock that the Company may issue.

2. No Other Amendments. Except as otherwise provided in and amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

///

2nd Amendment to Shareholder Buy-Sell Agreement_The Audition, Inc. 1

DocuSign Envelope ID: 0F94CDB5-9E34-4A76-A465-1031E2948EF7

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. Parties agree that this Amendment may be executed and delivered by DocuSign, facsimile, or email attachment signature and transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
The Audition, Inc., a California corporation

By: ______________________________
507F331D8B8C448...
Kelly Chu,
Chief Executive Officer

SHAREHOLDERS:

QH Venture, LLC, a Delaware limited liability company

By: ______________________________
04D4535F0C984F1...
Mira Howard,
Manager

ISBX, a California corporation

By: ______________________________
507F331D8B8C448...
Kelly Chu,
CEO

JNK Accountancy Group, LLP, a California limited liability partnership

By: ______________________________
30BAEF391A204F2...
Andrew Je,
Managing Partner

2nd Amendment to Shareholder Buy-Sell Agreement_The Audition, Inc.
2

DocuSign Envelope ID: 0F94CDB5-9E34-4A76-A465-1031E2948EF7

Brndmkrs Venture Studio, LLC,
a California limited liability
company

By: ______________________
Christopher Louie,
Member/Manager

____
Tammy M. J. Hong, an individual

3

2nd Amendment to Shareholder Buy-Sell Agreement_The Audition, Inc.

EXHIBIT H TO FORM C

SERIES B COMMON STOCK SHAREHOLDER AGREEMENT

SERIES B COMMON STOCK SHAREHOLDER AGREEMENT
(The Audition, Inc.)

THIS SERIES B COMMON STOCK SHAREHOLDER AGREEMENT ("Agreement") is made effective on April 6, 2023, by and among The Audition, Inc., a California corporation (the "Company"), and the undersigned Series B Common Stock shareholders (individually, "Shareholder," collectively, "Shareholders") with respect to all of the issued and outstanding Series B Common Stock of the Company now or hereafter owned by each of the Shareholders.

1. **Definitions**. As used in this Agreement, the following words and phrases, wherever capitalized, have the meanings indicated below:

a. **Disposition.** "Disposition" or "Dispose" means any assignment, transfer, sale, exchange, conveyance, disposition, pledge, hypothecation, gift, testamentary disposition, or encumbrance, whether voluntary, involuntary, by operation of law, or under this Agreement.

b. **Initial Public Offering.** "Initial Public Offering" means the Company's first firm commitment to an underwritten public offering under an effective registration statement on Form S-1 or S-3 under the Securities Act of 1933, as amended ("Securities Act").

c. **Shares.** "Shares" means, for purposes of this Agreement, Series B Common Stock of the Company, whether authorized, issued, or outstanding, or to be authorized, issued, or outstanding in the future, and also any and all rights of whatever character, existing now or in the future, to acquire such common stock.

2. **Condition Precedent.** This Agreement is intended to bind the Company and the Class B Common Stock Shareholders collectively. It shall therefore be a condition precedent to any sale of Shares by the Company that the prospective Shareholder shall first execute a counterpart or joinder of this Agreement. Further, it shall be a condition precedent to any Disposition of Shares, that the transferee or lienholder shall first execute a counterpart or joinder of this Agreement. Any purported Disposition of any Shares or creation of any right, title or interest in any Shares that does not comply with the terms and conditions of this Agreement shall be void and ineffective to Dispose of or create any right, title, or interest in the Shares. This Agreement shall not apply to the shares or holders of the Company's Series A Common Stock or Preferred Stock.

3. **Restriction on Transfer of Shares**. Any Shares purchased pursuant to Regulation CF may not be transferred or Disposed of by any Shareholder of such Shares during the one-year holding period beginning when the Shares were issued, unless such Shares are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); (3) as part of an IPO; or (4) to a member of the family of the Shareholder or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar

4. **Legend on Shares.** Each certificate or book entry for Shares subject to this Agreement, whether now existing or issued in the future, shall be endorsed with substantially the following legend on its face, together with any other legend required or advisable under the Securities Act:

> TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND IS SUBJECT TO A SERIES B COMMON STOCK SHAREHOLDER AGREEMENT DATED APRIL 6, 2023, WHICH INCLUDES AN IRREVOCABLE PROXY PROVISION, VOTING AGREEMENT, AND A PROVISION TO REDEEM THE SHARES OF STOCK REPRESENTED BY THIS STOCK CERTIFICATE.

5. **After-Acquired Shares.** Any Shares acquired by a Shareholder after the execution of this Agreement shall be subject to the provisions of this Agreement to the same extent as the Shares owned by that Shareholder on the date Shareholder executed or joined this Agreement.

6. **Company's Right to Redeem Shares.** The Company may, but is not required to, redeem Shares at any time, and from time to time, and each Shareholder herby grants the Company the option, exercisable during the term of this Agreement, to acquire his/her/its Shares on the below detailed terms. The Company shall give each Shareholder at least thirty (30) days but not more than sixty (60) days advanced written notice of its intention to redeem Shares on the date specified within the notice ("Redemption Date"). Such notice shall include (1) the class or series of shares or part of any class or series of shares to be redeemed, (2) the Redemption Date, (3) the Redemption Price, and (4) if the Shares are certificated securities, the place at which the Shareholders may obtain payment of the Redemption Price upon surrender of their share certificates, Notice may given in any manner provided by the California Corporations Code. Any redemption of Shares pursuant to this Agreement shall be on a pro-rata basis among all issued and outstanding Series B Common Stock Shares. The redemption price of each Share shall be equal to the initial purchase price paid to the Company in consideration for the sale and/or issuance of the Share plus a non-compounding return of five percent (5%) per annum based on the actual number of days elapsed from the initial date of issuance of Shares from the Company ("Redemption Price"). The Company shall pay to each Shareholder the Redemption Price in cash or cash equivalent for his/her/its Shares on the Redemption Date or otherwise deposit the Redemption Price in accordance Section 509(d) of the California Corporations Code. For certificated Shares, payment will be made upon surrender

Series B Common Stock Shareholder Agreement—The Audition, Inc. 2

of the stock certificate for such Shares, and for uncertificated Shares, payment will be upon transfer of the Shares to the Company in such form as required by the Company as permitted under applicable law. The Company may redeem the Shares without any action required by the Shareholders. Notwithstanding the preceding sentence, each Shareholder agrees to execute any agreements or documents, including signing over stock certificates, that the Company reasonably deems necessary to effect the redemption.

7. **Voting Agreement; Drag Along Provision.** If the holders of a majority of the outstanding shares of Series A Common Stock of the Company approve (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that would result in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or in which the stockholders of the Company immediately prior to such transaction would own, as a result of such transaction, less than a majority of the voting securities, in the same relative proportions, of the successor or surviving corporation immediately thereafter or a sale of all or substantially all of Company's assets, whether by means of a merger, consolidation, sale of stock or assets or otherwise (a "Sale of the Company"), (ii) an amendment to the Company's Articles of Incorporation to increase or decrease the number of shares of Series A Common Stock, Series B Common Stock, or Preferred Stock the Company is authorized to issue or to effectuate a subdivision, combination or reclassification of the Company's capital stock ("Recapitalization"), (iii) the dissolution of the Company ("Dissolution"), (iv) the election or removal of a director to or from the Board of Directors (a "Director Action"), or (v) the consummation of the Company's Initial Public Offering, then all Shareholders shall consent to and vote their Shares in favor of the Sale of the Company, Recapitalization, Dissolution, Director Action, or Initial Public Offering, as applicable. If the Sale of the Company is structured as (a) a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets, each Shareholder shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger, consolidation, or asset sale, or (b) a sale of the stock of the Company, the Shareholders shall agree to sell their Shares on the terms and conditions approved by the holders of a majority of the outstanding shares of Series A Common Stock. Each Shareholder hereby irrevocably constitutes and appoints the Company and any representative or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Shareholder and in the name of such Shareholder or in its own name, for the purpose of carrying out the terms of this Section 7, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 7. Such Shareholder hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

8. **Irrevocable Proxy.** Each Shareholder hereby irrevocably appoints the then acting CEO of the Company and any designee of such CEO, and each of them individually, as the Shareholder's agent, proxy, and attorney-in-fact, with full power of substitution, for and in the name, place and stead of the Shareholder, to vote all of the Shareholder's now owned and hereafter acquired Shares at any meeting of Company stockholders however called and any adjournment thereof, or to execute one or more written consents in respect of such Shares. This proxy shall

Series B Common Stock Shareholder Agreement—The Audition, Inc. 3

(i) be valid and irrevocable until the termination of this Agreement; and, (ii) automatically terminate upon the termination of this Agreement. To the extent permitted by under California law, all authority herein conferred shall survive the death or incapacity of the Shareholder and shall be binding upon the heirs, estate, administrators, personal representatives, successors, and assigns of the Shareholder. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 8 is coupled with an interest, and may under no circumstances be revoked until its termination of this Agreement. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705 of the California Corporations Code, as may be amended.

9. **Consent of Spouse or Domestic Partner.** By executing this Agreement, each Shareholder represents and warrants that he or she has secured consent of his or her spouse or domestic partner to enter into and fully perform his or her obligations under this Agreement. Each Shareholder shall obtain the signature of his or her spouse or domestic partner on a consent form reasonably required by the Company.

10. **Termination.** This Agreement, and the rights and obligations of the parties under it, shall terminate immediately, without further obligation or liability, on the first to occur of the following events: (a) on the adjudication of the Company as bankrupt or the appointment of a receiver or debtor in possession for all or substantially all of its assets, whether voluntarily or involuntarily, (b) on the Company's effecting a reorganization or composition (such as a bankruptcy or similar reorganization) or executing a general assignment for the benefit of its creditors, whether voluntarily or involuntarily, (c) on dissolution of the Company or on the Company's ceasing to function for any reason as a going business concern, whether voluntarily or involuntarily, (d) on vote by the Series A Common Stock shareholders owning an 85% percent majority of the outstanding Series A Common Stock of the Company, (e) on the consummation of the Company's "Initial Public Offering." For purposes of this Agreement, "Initial Public Offering" means the Company's first firm commitment to an underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the sale of the Company's common stock at a price per share of not less than $99.00 and an aggregate offering price of not less than $500 million. Provided, however, that nothing in this Section shall affect or impair any party's rights that have vested, under this Agreement or otherwise, before the occurrence of any of the specified events of termination.

11. **Shareholder Representations.** Each Shareholder hereby represents and warrants to the Company and each other Shareholder as follows:

a. Organization. If the Shareholder is an entity, the Shareholder is duly organized and validly existing under the laws of the state of its organization.

b. Authority. The Shareholder has full power and authority to sign and deliver this Agreement and to perform all of the Shareholder's obligations under this Agreement.

Series B Common Stock Shareholder Agreement—The Audition, Inc. 4

c. Binding Obligation. This Agreement is the legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

d. No Conflicts. The signing and delivery of this Agreement by the Shareholder and the performance by the Shareholder of all of the Shareholder's obligations under this Agreement will not: (a) conflict with the Shareholder's articles of incorporation, bylaws, articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement, or other similar organizational documents, if any; (b) breach any agreement to which the Shareholder is a party, or give any person the right to accelerate any obligation of the Shareholder; (c) violate any law, judgment, or order to which the Shareholder is subject; or (d) require the consent, authorization, or approval of any person, including but not limited to any governmental body.

12. **Binding on Successors.** This Agreement shall be binding on and shall inure to the benefit of the parties to the Agreement and their respective heirs, legal representatives, successors, and assigns. Any notice that any party is required or permitted to give to a Shareholder under this Agreement may, in the event of the Shareholder's death or incompetency, be given to his or her personal representative or other successor

13. **Equitable Relief.** Shareholders acknowledge and agree that a breach or violation of any of the terms, covenants, or other obligations under this Agreement by any Shareholder will result in immediate and irreparable harm to the Company in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the Company. Therefore, the failure on the part of any Shareholder to perform all of the terms, covenants, and obligations established by this Agreement will give rise to a right to the Company to obtain enforcement of this Agreement in any state or federal court by a decree of specific performance or appropriate injunctive relief prohibiting the violation of the terms of this Agreement. This remedy is cumulative and in addition to any other remedy the Company may have.

14. **Delays or Omissions.** No delay or omission to exercise any right, power, or remedy accruing to the Company upon any breach, default, or noncompliance of a Shareholder or any transferee under this Agreement, will impair any such right, power, or remedy, nor will it be construed to be a waiver of any such breach, default, or noncompliance, or any acquiescence therein, or of any similar breach, default, or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the part of the Company or Shareholder of any breach, default, or noncompliance under this Agreement or any waiver on the Company's or a Shareholder's part of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law or otherwise afforded to the Company and Shareholder, will be cumulative and not alternative.

Series B Common Stock Shareholder Agreement—The Audition, Inc. 5

15. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. Parties agree that this Agreement may be executed and delivered by electronic means, including DocuSign, facsimile, or email attachment signature and transmission.

16. **Notices.** Unless otherwise provided herein, all notices, consents, waivers, and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party: (a) when delivered to the appropriate address by hand; (b) on the first business day after being sent by a nationally recognized overnight courier service (costs prepaid); (c) when sent by facsimile with telephonic confirmation or electronic mail with confirmation of transmission by the transmitting equipment; or (d) three (3) business days after deposit if sent by certified mail, postage prepaid, return receipt requested, whether received or rejected by the addressee, in each case to the addresses, facsimile numbers, or electronic mail addresses on file with the Company, and marked to the attention of the person (by name or title) designated on the signature page of this Agreement (or to such other address, facsimile number, electronic mail address, or person as a party may designate by notice to the other parties). Any party may change such party's address for purposes of this Agreement by notice given in accordance with this paragraph.

17. **Amendment.** No provision of this Agreement may be altered, amended or repealed in whole or in part other than by the written consent of the Company and holders of a majority of the Shares.

18. **Governing Law.** All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

19. **Severability.** Each provision of this Agreement is independent, separate and divisible, and in the event any provision of this Agreement is found by the final order of an arbitrator or a court of competent jurisdiction to be invalid, unenforceable or in contravention of any applicable federal or state law or regulation, such provision shall be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions. Nothing contained in this Agreement shall be construed so as to require the commission of any acts contrary to law, and wherever there is a conflict between any provision of this Agreement and any present or future law or regulation, such provision shall be limited to the extent necessary to make it comply with such law or regulation.

20. **Further Assurances.** The Shareholders shall execute such other and further instruments and documents and shall take such further action as may reasonably be required to implement and carry out this Agreement.

Series B Common Stock Shareholder Agreement—The Audition, Inc. 6

21. **Entire Agreement**. This Agreement represents the entire agreement between the parties with respect to the subject matter set forth in this Agreement and supersedes all prior and contemporaneous oral and written agreements, communications, representations, commitments or understandings of the parties.

22. **Consent to Electronic Transmissions.** By execution of this Agreement, each Shareholder consents to the provisions of the Bylaws of Company authorizing notices and communications to the Shareholder by Company and to Company by Shareholder by means of electronic transmissions as a means of communication under or pursuant to this Agreement, the Bylaws and the California Corporations Code.

23. **No Third-Party Beneficiaries.** The parties do not intend to confer any right or remedy on any third party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
The Audition, Inc., a California corporation

By: ______________________
Kelly Chu,
Chief Executive Officer

SHAREHOLDER:

By: ______________________
Signature

____
Printed Name

____
Entity Name (if applicable)

____
Title (if applicable)

____
Date

Series B Common Stock Shareholder Agreement—The Audition, Inc. 7